REVOLVING CREDIT, TERM LOAN, CAPITAL EXPENDITURE LOAN,

                                  GUARANTY, AND

                               SECURITY AGREEMENT



                    IBJ WHITEHALL BUSINESS CREDIT CORPORATION
                            (AS LENDER AND AS AGENT)




                                      WITH



                                HLM DESIGN, INC.
                                   (BORROWERS)





                                February 7, 2000


THIS DOCUMENT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24B-2 OF THE COMMISSION.

                                TABLE OF CONTENTS



I.    DEFINITIONS..............................................................1
      1.1.     Accounting Terms................................................1
      1.2.     General Terms...................................................1
      1.3.     Uniform Commercial Code Terms..................................23
      1.4.     Certain Matters of Construction................................23


II.   ADVANCES, PAYMENTS......................................................24
      2.1.     Revolving Advances.............................................24
      2.2.     Procedure for Advances Borrowing...............................24
      2.3.     Disbursement of Advance Proceeds...............................26
      2.4.     Term Loan......................................................26
      2.5.     Capital Expenditure Loans......................................27
      2.6.     Maximum Revolving Advances.....................................27
      2.7.     Repayment of Advances..........................................27
      2.8.     Repayment of Excess Advances...................................28
      2.9.     Statement of Account...........................................28
      2.10.    Letters of Credit..............................................29
      2.11.    Issuance of Letters of Credit..................................29
      2.12.    Requirements For Issuance of Letters of Credit.................30
      2.13.    Additional Payments............................................32
      2.14.    Manner of Borrowing and Payment................................32
      2.15.    Mandatory Prepayments..........................................34
      2.16.    Use of Proceeds................................................35
      2.17.    Defaulting Lender..............................................35


III.  INTEREST AND FEES.......................................................36
      3.1.     Interest.......................................................36
      3.2.     Letter of Credit Fees..........................................36
      3.3.     Closing Fee....................................................37
      3.4.     Facility Fee...................................................37
      3.5.     Collateral Management Fees.....................................38
      3.6.     Computation of Interest and Fees...............................38
      3.7.     Maximum Charges................................................38
      3.8.     Increased Costs................................................38
      3.9.     Basis For Determining Interest Rate Inadequate or Unfair.......39
      3.10.    Capital Adequacy...............................................40


IV.   COLLATERAL AND GUARANTY:  GENERAL TERMS.................................40
      4.1.     Security Interest in the Collateral............................40
      4.2.     Perfection of Security Interest................................40
      4.3.     Disposition of Collateral......................................41

      4.4.     Preservation of Collateral.....................................41
      4.5.     Ownership of Collateral........................................41
      4.6.     Defense of Agent's and Lenders' Interests......................42
      4.7.     Books and Records..............................................42
      4.8.     Financial Disclosure...........................................43
      4.9.     Compliance with Laws...........................................43
      4.10.    Inspection of Premises.........................................43
      4.11.    Insurance......................................................43
      4.12.    Failure to Pay Insurance.......................................45
      4.13.    Payment of Taxes...............................................45
      4.14.    Payment of Leasehold Obligations...............................46
      4.15.    Receivables....................................................46
      4.16.    Inventory......................................................50
      4.17.    Maintenance of Equipment.......................................50
      4.18.    Exculpation of Liability.......................................51
      4.19.    Environmental Matters..........................................51
      4.20.    Financing Statements...........................................53
      4.21.    Affiliate Guaranty.............................................53


V.    REPRESENTATIONS AND WARRANTIES..........................................56
      5.1.     Authority......................................................56
      5.2.     Formation and Qualification....................................57
      5.3.     Survival of Representations and Warranties.....................57
      5.4.     Tax Returns....................................................57
      5.5.     Financial Statements...........................................57
      5.6.     Corporate Name.................................................58
      5.7.     O.S.H.A. and Environmental Compliance..........................58
      5.8.     Solvency; No Litigation, Violation, Indebtedness or Default....59
      5.9.     Patents, Trademarks, Copyrights and Licenses...................60
      5.10.    Licenses and Permits...........................................60
      5.11.    Default of Indebtedness........................................61
      5.12.    No Default.....................................................61
      5.13.    No Burdensome Restrictions.....................................61
      5.14.    No Labor Disputes..............................................61
      5.15.    Margin Regulations.............................................61
      5.16.    Investment Company Act.........................................61
      5.17.    Disclosure.....................................................61
      5.18.    [Intentionally Omitted]........................................61
      5.19.    Swaps..........................................................62
      5.20.    Conflicting Agreements.........................................62
      5.21.    Application of Certain Laws and Regulations....................62
      5.22.    Business and Property of Borrower..............................62
      5.23.    Regulatory Compliance..........................................62
      5.24.    Shareholder and Management and Services Agreements.............62
      5.25.    Seller Notes...................................................62
      5.26.    Year 2000 Compliance...........................................62

VI.   AFFIRMATIVE COVENANTS...................................................63
      6.1.     Payment of Fees................................................63
      6.2.     Conduct of Business and Maintenance of Existence and Assets....63
      6.3.     Violations.....................................................63
      6.4.     Government Receivables.........................................64
      6.5.     Net Worth......................................................64
      6.6.     Leverage Ratio.................................................64
      6.7.     Senior Leverage Ratio..........................................64
      6.8.     Capital Expenditures...........................................64
      6.9.     Fixed Charge Coverage Ratio....................................64
      6.10.    Senior Fixed Charge Coverage Ratio.............................64
      6.11.    Execution of Supplemental Instruments..........................65
      6.12.    Payment of Indebtedness........................................65
      6.13.    Standards of Financial Statements..............................65
      6.14.    Exercise of Rights.............................................65
      6.15.    Shareholder and Management and Services Agreements.............65
      6.16.    Landlord and Warehouseman Waivers..............................65
      6.17.    Off-Premises Audit.............................................66
      6.18.    Indemnification Agreement......................................66
      6.19.    Release of Liens...............................................66
      6.20.    Lock-Box Agreements............................................66
      6.21.    Year 2000 Compliance...........................................66


VII.  NEGATIVE COVENANTS......................................................67
      7.1.     Merger, Consolidation, Acquisition and Sale of Assets..........67
      7.2.     Creation of Liens..............................................67
      7.3.     Guarantees.....................................................67
      7.4.     Investments....................................................67
      7.5.     Loans..........................................................67
      7.6.     Dividends......................................................68
      7.7.     Indebtedness...................................................68
      7.8.     Nature of Business.............................................68
      7.9.     Transactions with Affiliates...................................68
      7.10.    Leases.........................................................68
      7.11.    Subsidiaries and Managed Firms.................................68
      7.12.    Fiscal Year and Accounting Changes.............................69
      7.13.    Pledge of Credit...............................................69
      7.14.    Amendment of Articles of Incorporation, By-Laws................69
      7.15.    Compliance with ERISA..........................................69
      7.16.    Prepayment of Indebtedness.....................................70
      7.17.    Other Agreements...............................................70
      7.18.    Changes Relating to Subordinated Indebtedness..................70


VIII. CONDITIONS PRECEDENT....................................................70
      8.1.     Conditions to Initial Advances.................................70

      8.2.     Conditions to Each Advance.....................................73
      8.3.     Conditions to Each Capital Expenditure Loan....................74


IX.   INFORMATION AS TO BORROWERS.............................................74
      9.1.     Disclosure of Material Matters.................................74
      9.2.     Schedules......................................................74
      9.3.     Environmental Reports..........................................75
      9.4.     Litigation.....................................................75
      9.5.     Material Occurrences...........................................75
      9.6.     Government Receivables.........................................75
      9.7.     Annual Financial Statements....................................75
      9.8.     Quarterly Financial Statements.................................76
      9.9.     Monthly Financial Statements...................................76
      9.10.    Borrowing Base Certificate.....................................76
      9.11.    Other Reports..................................................77
      9.12.    Additional Information.........................................77
      9.13.    Projected Operating Budget.....................................77
      9.14.    Variances From Operating Budget................................77
      9.15.    Notice of Suits, Adverse Events................................77
      9.16.    Notice of Regulatory Issues....................................78
      9.17.    ERISA Notices and Requests.....................................78
      9.18.    Additional Documents...........................................79


X.    EVENTS OF DEFAULT.......................................................79


XI.   LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT..............................82
      11.1.    Rights and Remedies............................................82
      11.2.    Application of Proceeds........................................82
      11.3.    Agent's Discretion.............................................83
      11.4.    Setoff.........................................................83
      11.5.    Rights and Remedies not Exclusive..............................83


XII.  WAIVERS AND JUDICIAL PROCEEDINGS........................................83
      12.1.    Waiver of Notice...............................................83
      12.2.    Delay..........................................................83
      12.3.    Jury Waiver....................................................83


XIII. EFFECTIVE DATE AND TERMINATION..........................................84
      13.1.    Term...........................................................84
      13.2.    Termination....................................................84

XIV.  REGARDING AGENT.........................................................85
      14.1.    Appointment....................................................85
      14.2.    Nature of Duties...............................................85
      14.3.    Lack of Reliance on Agent and Resignation......................86
      14.4.    Certain Rights of Agent........................................86
      14.5.    Reliance.......................................................86
      14.6.    Notice of Default..............................................87
      14.7.    Indemnification................................................87
      14.8.    Agent in its Individual Capacity...............................87
      14.9.    Delivery of Documents..........................................87
      14.10.   Borrowers' Undertaking to Agent................................87


XV.   BORROWING AGENCY........................................................88
      15.1.    Borrowing Agency Provisions....................................88
      15.2.    Waiver of Subrogation..........................................88


XVI.  MISCELLANEOUS...........................................................88
      16.1.    Governing Law..................................................88
      16.2.    Entire Understanding...........................................89
      16.3.    Successors and Assigns; Participations; New Lenders............91
      16.4.    Application of Payments........................................93
      16.5.    Indemnity......................................................93
      16.6.    Notice.........................................................94
      16.7.    Survival.......................................................95
      16.8.    Severability...................................................95
      16.9.    Expenses.......................................................95
      16.10.   Injunctive Relief..............................................95
      16.11.   Consequential Damages..........................................96
      16.12.   Captions.......................................................96
      16.13.   Counterparts; Telecopied Signatures............................96
      16.14.   Construction...................................................96
      16.15.   Confidentiality................................................96
      16.16.   Foreign Subsidiaries...........................................96

             REVOLVING CREDIT, TERM LOAN, CAPITAL EXPENDITURE LOAN,
                                  GUARANTY AND
                               SECURITY AGREEMENT


                  Revolving Credit, Term Loan, Capital Expenditure Loan, Guaranty and Security Agreement, dated as of February 7, 2000, among HLM DESIGN, INC., a corporation organized under the laws of the State of Delaware ("HLM"), as borrower hereunder (HLM, together with each other Person which, subsequent to the Closing Date, becomes a borrower hereunder, herein called, individually, a "Borrower" and, collectively, the "Borrowers"; and pending the inclusion of any other Person besides HLM as a "Borrower" hereunder, all references herein to "Borrowers," "each Borrower," the "applicable Borrower", "such Borrower" or any similar variations thereof (whether singular or plural) shall all mean and refer to HLM only); all those Domestic Subsidiaries of Borrowers or Managed Firms existing on the Closing Date and identified as "Affiliate Guarantors" on the signature pages to this Agreement and all Domestic Subsidiaries of such Persons, together with each other Domestic Subsidiary of Borrowers or Managed Firm which from time to time hereafter becomes an "Affiliate Guarantor" hereunder whether pursuant to the operation and effect of Section 4.21 or otherwise (all of the foregoing Persons hereinafter being sometimes called, collectively, the "Affiliate Guarantors" and individually, an "Affiliate Guarantor"); the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender"), as lenders hereunder, and IBJ WHITEHALL BUSINESS CREDIT CORPORATION, a corporation organized under the laws of the State of New York ("IBJW"), as agent for Lenders and any Issuer (IBJW, in such capacity, the "Agent").

                  IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Affiliate Guarantors, Lenders and Agent hereby agree as follows:

I. DEFINITIONS.

             1.1. Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended April 30, 1999.

             1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                  "Accepting Bank" shall have the meaning ascribed to such term in Section 2.12(a) hereof.

                  "Accountants" shall mean an independent certified public accounting firm selected by Borrowers and satisfactory to Agent.

                  "Acquisition" means the acquisition by Borrowers or any of its Subsidiaries on or subsequent to the Closing Date of (i) all, or substantially all, of the Capital Stock of a Person or (ii) all, or substantially all, of the operating assets or property of any Person, or assets or property which constitute all, or substantially all, of the assets of a division or a separate (or separable) line of business of a Person.

                  "Acquisition Target" shall have the meaning ascribed to such term in the definition of "Approved Acquisition" set forth below.

                  "Advances" shall mean and include the Revolving Advances, any Letters of Credit, the Term Loan and the Capital Expenditure Loans.

                  "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a member of Senior Management (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors(or comparable governing body) of such Person, or
(y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Affiliate Guarantor" shall have the meaning set forth in the preamble to this Agreement and shall include any successors and assigns to the extent permitted under this Agreement.

                  "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2%).

                  "Applicable Margin" means, with respect to all Eurodollar Rate Loans, for each period beginning on the fifth (5th) Business Day following the receipt by Agent of the Financial Reports for fiscal year ending April 30, 2000 and thereafter commencing on the fifth (5th) Business Day following the receipt by Agent of the Borrower's Financial Reports for the succeeding fiscal quarter (the "Quarterly Measurement Date") through but excluding the succeeding Quarterly Measurement Date, the applicable percentage determined from the chart set forth below based on the Borrower's Total Leverage Ratio with respect to the most recently ended four quarters prior to the commencement of such period, based upon the calculations reported in the most recently delivered Financial Reports, provided, however, that for purposes of the calculation of the Total Leverage Ratio for any four quarter period ending prior to January 26, 2001, all calculations of items relating to income and expense for such period (including, without limitation, EBITDA) shall be made giving pro forma effect to the incurrence of the Revolving Loans, the Capital Expenditure Loans, if any, and the Term Loan on the Closing Date and the use of the proceeds thereof, as if the Revolving Loans , Capital Expenditure Loans ,if any, and Term Loans made on the Closing Date had been incurred on the first day of such four quarter period:


      --------------------- ------------ --------------- -----------------

      Total Leverage Ratio      [*]      =>   [*]               [*]
                                         and <=
                                              [*]
      --------------------- ------------ --------------- -----------------

      Applicable Margin         2.75%         2.50%             2.25%

      --------------------- ------------ --------------- -----------------

Notwithstanding the foregoing, at any time during which the Borrowers have failed to deliver the Financial Reports for the succeeding fiscal quarter on or before the Quarterly Measurement Date, the Applicable Margin for Eurodollar Rate Loans shall be 2.75% until such time as the delinquent Financial reports are delivered to the Agent, at which time the Applicable Margin for Eurodollar Rate Loans shall be reset as provided above.

                  "Approved Acquisition" shall mean any Acquisition which the Required Lenders, in their sole discretion, may approve from time to time. Without limiting the generality of the foregoing, no Acquisition shall be an "Approved Acquisition" unless and except to the extent that such Acquisition meets each of the following conditions, to the sole satisfaction of the Required Lenders (unless one or more of such conditions is waived in writing by the Required Lenders): (i) Agent shall have received at least twenty-one (21) days prior to the intended closing date of the Acquisition a report setting forth all financial and related information concerning the Acquisition then known to Borrower, in such form, manner and detail as then reasonably requested by Agent;
(ii) the Acquisition shall have been approved by the board of directors of the Acquisition Target (as hereinafter defined); i.e., it shall not be a "hostile" Acquisition; (iii) the Person, operating assets or line of business acquired (herein, the "Acquisition Target") shall belong to the same, or a substantially related, line of business as the Borrower, the Borrower's Subsidiaries or the Managed Firms; (iv) no Event of Default or Default shall exist at the time of such Acquisition or would result from, or be caused by, its consummation; (v) Agent shall have received on or prior to the intended closing date of such Acquisition or the date of their intended execution (if required or permitted to be executed prior to such Acquisition being consummated, whichever is the earlier), copies of all material documents, instruments, certificates and agreements to be executed, or exchanged by, between or among Borrower or any of its Subsidiaries and the Person or Persons selling the Acquisition Target evidencing, governing or relating to such Acquisition, either in draft or executed form, as then appropriate (the "Acquisition Documents"), and the Required Lenders shall be reasonably satisfied therewith and with any change in the organizational structure of Borrower and its Subsidiaries resulting therefrom; (vi) contemporaneously with the closing of each such Acquisition, Agent shall have received (A) such documents and instruments as Agent shall

-------------
* Confidential portion has been omitted and filed separately with the Commission.

determine may be necessary or advisable to grant or confirm to Agent a Lien on or security interest in the Capital Stock, operating assets or line of business so acquired subject to no other Liens, except Permitted Encumbrances, (B) an Assignment of Acquisition Rights of the purchaser under the Acquisition Documents, and (C) if the Person is acquired by, and not merged into, Borrower or any existing Affiliate Guarantor, (i) a joinder agreement in respect of such Person as an Affiliate Guarantor hereunder in accordance with Section 7.11(a),
(ii) a Collateral Assignment of Management and Services Agreement executed by such Person in favor of the Agent, for the ratable benefit of the Lenders and
(iii) a Stock Pledge Agreement executed by the Parent of such Approved Acquisition in favor of the Agent, for the ratable benefit of the Lenders, in accordance with Section 7.11(a); (vii) at the time of the closing of such Acquisition, Borrower must demonstrate to the sole satisfaction of the Required Lenders its compliance with all financial covenants set forth in Sections 6.5 through 6.8 hereof on a pro forma basis, giving effect to such Acquisition as of the then most recently concluded fiscal month end of Borrower for which financial reports are then available, on an historical basis, for the respective twelve (12) fiscal months period then ended as reflected on restated financial statements (including income statements and balance sheets) for each of such fiscal periods; (viii) to the extent that any purchase money debt (including, without limitation any Seller Notes) is to be incurred in connection with any such Acquisition, all such debt must be Subordinated Debt; (ix) the Acquisition shall be closed substantially in accordance with the terms of the Acquisition Documents theretofore received, reviewed and approved by the Required Lenders;
(x) Agent shall have received Pro Forma Financial Statements giving effect to such Acquisition; (xi) the Acquisition Target must have reported historical financial statements, prepared in accordance with GAAP, (or, if not, prepared on a basis otherwise acceptable to the Required Lenders) for fiscal periods ending not earlier than ninety (90) days from date of Acquisition, and which extend back at least one (1) full year; (xii) Borrower shall have complied with the provisions of Section 6.15 and Agent shall have completed an Off-Premises Audit in relation to such Acquisition Target which is reasonably satisfactory to Agent; (xiii) on the date of closing of such Acquisition, Agent shall have received from Borrower's chief executive officer, chief operating officer or chief financial officer, a certificate, in substantially the form of Exhibit 1.2(a), confirming to Agent compliance with all the foregoing conditions (including, where appropriate, calculations of covenant compliance); (xiv) Agent shall have received such other documents, agreements, and information in connection with the Acquisition Target as it may reasonably request; and (xv) after giving effect to such Acquisition and any Loans extended in connection with the financing thereof , Borrowers shall have Undrawn Availability in an amount determined by Agent in its reasonable credit judgment. Notwithstanding the foregoing, the B&LP Acquisition shall be deemed an Approved Acquisition if it meets each of the following conditions, to the sole satisfaction of the Required Lenders (unless one or more of such conditions is waived in writing by the Required Lenders): (A) Borrower shall have complied with the provisions of
Section 6.15 and Agent shall have completed an Off-Premises Audit in relation to the B&LP Acquisition which is reasonably satisfactory to Agent; (B) the B&LP Acquisition shall be completed within sixty (60) days following the Closing Date; (C) Accountants shall have delivered to Agent audited financial statements of B&LP Engineers, Inc. accompanied by an unqualified opinion of the Accountants as to such financing statements; (D) the B&LP Acquisition shall be closed substantially in accordance with the terms of the letter of intent, dated as of October 26, 1999, theretofore received, reviewed and approved by the Agent and
(E) after giving effect to the B&LP Acquisition and any Loans extended in connection with the financing thereof , Borrowers shall have Undrawn Availability, as of the date of the closing of such Acquisition, of One Million Dollars ($1,000,000) and (F) after giving effect to the B&LP Acquisition, the Loan Parties shall otherwise be in compliance with Section 7.11 hereof.

                  "Assignment of Acquisition Rights" means, collectively, any collateral assignment of rights under acquisition documents or any purchase agreement executed in connection with an Approved Acquisition together with any required Consent of the applicable parties selling such Acquisition Target; such "Assignment of Acquisition Rights" to be substantially in the form of Exhibit 1.2(b) hereto.

                  "Authority" shall have the meaning set forth in Section
4.19(d).

                  "Bank" shall mean IBJ Whitehall Bank & Trust Company, together with its successors and assigns.

                  "Base Rate" shall mean the base commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank, its Affiliates or Subsidiaries.

                  "Billed Eligible Receivables" shall mean those Eligible Receivables (a) which are evidenced by an invoice or other documentary evidence reasonably satisfactory to Agent and (b) which are due or unpaid for not more than ninety (90) days after the original due date, not to exceed, however, one hundred and twenty (120) days from the original invoice date.

                  "B&LP Acquisition" shall mean the acquisition by Borrower of all of the authorized, issued and outstanding Capital Stock of B&LP Engineers, Inc., a Texas corporation.

                  "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

                  "Borrowers on a consolidated basis" shall mean the consolidation in accordance with GAAP of the accounts or other items of each Borrower and its Subsidiaries and Managed Firms (if any).

                  "Borrowers' Account" shall have the meaning set forth in
Section 2.9.

                  "Borrowing Agent" shall mean HLM, individually, pending the inclusion of any other Person as "Borrower" hereunder; and, thereafter, HLM or such other Person as the Borrowers, collectively between or among themselves, may elect as their agent from time to time pursuant hereto, subject to Agent's prior approval.

                  "Borrowing Base Certificate" shall have the meaning set forth in Section 9.10.

                  "Business Cycle" shall mean that section of a fiscal year consisting of a Business Period of four (4) weeks which is followed by a second Business Period of four (4) weeks which is followed by a final Business Period of five (5) weeks.

                  "Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York are authorized or required by law to close.

                  "Business Period" shall mean that period of time constituting part of the Business Cycle which consists of either four (4) calendar weeks or five (5) calendar weeks, as applicable.

                  "Capital Expenditure Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus one percent (1%), with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus three and 50/100ths of one percent (3.50%), with respect to Eurodollar Rate Loans.

                  "Capital Expenditure Loans" shall have the meaning set forth in Section 2.5(a) hereof, as amended, modified, supplemented and restated from time to time.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests and limited liability company membership interests, whether general or limited, voting or non-voting, of such Person, including any preferred stock.

                  "Cash Flow" of Borrowers on a consolidated basis for any period, shall mean the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation and amortization and all other non-cash charges, which were deducted in determining net income for such period, minus (iii) the sum of (a) scheduled repayments of the Term Loan and/or the Capital Expenditure Loans, to the extent actually paid during the period, and (b) non-cash credits which were taken into account in determining Earnings Before Interest and Taxes for such period.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq.

                  "Change of Control" shall mean the occurrence of any of the following: (a) any Person or group of Persons shall acquire beneficial ownership of more than 25% of the outstanding Voting Stock of the Borrower or any Affiliate Guarantor (within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), (b) any merger, consolidation or sale of substantially all of the property or assets of any Borrower or Affiliate Guarantor, (c) Borrower shall cease to own, beneficially and of record, 100% of the Capital Stock of its Subsidiaries or (d) Joseph M. Harris and Vernon B. Brannon, collectively, shall cease to own, beneficially and of record, more than 50% of the shares of Capital Stock of each of the Managed Firms.

                  "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon any Collateral, any Borrower, any of Borrower's Affiliates, or any Affiliate Guarantor.

                  "Closing Date" shall mean February __, 2000 or such other date as may be agreed to by the parties hereto.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "Collateral" shall mean and include:

                      (a)  all Receivables;

                      (b)  all Equipment;

                      (c)  all General Intangibles;

                      (d)  all Inventory;

                      (e) all Contract Rights and any rights of payment which have been earned under a Contract Right;

                      (f)  all Subsidiary Stock and Managed Firm Stock;

                      (g)  all Real Property;

                      (h)  all Securities;

                      (i)  all Leasehold Interests;

                      (j) all of each of Borrower's or any Affiliate Guarantor's right, title, and interest in all Regulatory Licenses or Approvals to the extent Borrower or the Affiliate Guarantors may grant security interests in such items;

                      (k) all of each Borrower's or any Affiliate Guarantor's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's or any Affiliate Guarantor's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lien or, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower or

Affiliate Guarantor from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any items securing this Agreement; (v) all of each Borrower's or any Affiliate Guarantor's instruments, investment property, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Borrower or Affiliate Guarantor, all real and personal property of third parties in which such Borrower or Affiliate Guarantor has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower or Affiliate Guarantor has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower or Agent and any Affiliate Guarantor;

                      (l) all of each Borrower's and any Affiliate Guarantor's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or any Affiliate Guarantor or in which Borrower or any Affiliate Guarantor has an interest), computer programs, tapes, disks and documents relating to (a), (b),
(c), (d), (e), (f), (g), (h), (i), (j), or (k) of this Paragraph; and

                      (m) all proceeds and products of (a), (b), (c), (d), (e),
(f), (g), (h), (i), (j), (k), or (l) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                  "Collateral Assignment of Management and Services Agreements" shall mean an assignment by HLM to the Agent, for the ratable benefit of the Lenders, of its rights under each Management and Services Agreement at any time executed by any Subsidiary of Borrower or any Managed Firm in favor of HLM.

                  "Collateral Assignment of Shareholder Agreements" shall mean an assignment by HLM to the Agent, for the ratable benefit of the Lenders, of its rights under any Shareholder Agreement from time to time entered into by and among the shareholders of the Managed Firms.

                  "Commitment" shall mean, for any Lender, its respective commitment to make Loans hereunder in accordance with its respective Commitment Percentage. "Commitments" shall mean, collectively, the aggregate commitment of all Lenders.

                  "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(b) hereof.

                  "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                  "Concentration Account" shall mean any blocked account or concentration account established in connection with Section 4.15(d) hereof.

                  "Concentration Account Agreement" shall mean the agreement entered into between the Borrowers or Affiliate Guarantors and the Concentration Bank outlining the terms and conditions of the Concentration Account.

                  "Concentration Bank" shall mean a bank acceptable to both Agent and Borrowers which enters into a Concentration Account Agreement.

                  "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's or any Affiliate Guarantor's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                  "Contract Rate" shall have the meaning set forth in Section
3.1 hereof.

                  "Contract Rights" shall mean all rights of the Borrower or any Affiliate Guarantor arising under or in connection with any contract to the extent that any party may grant a security interest in such rights. "Contract Rights" shall include, without limitation, all rights of the Borrower under the Management and Services Agreements and the Shareholder Agreements.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower or any Affiliate Guarantor, are treated as a single employer under Section 414 of the Code.

                  "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower or any Affiliate Guarantor, pursuant to which such Borrower or Affiliate Guarantor is to deliver any personal property or perform any services.

                  "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

                  "Defaulting Lender" shall have the meaning set forth in
Section 2.17 hereof.

                  "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

                  "Dollar" and the sign "$" shall mean lawful money of the United States of America.

                  "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

                  "Domestic Subsidiaries" shall mean all Subsidiaries which are incorporated or otherwise organized pursuant to the laws of any state within the United States of America.

                  "Early Termination Date" shall have the meaning set forth in
Section 13.1 hereof.

                  "Earnings Before Interest and Taxes" of Borrowers on a consolidated basis for any period shall mean the sum of (i) net income (or loss) of Borrowers on a consolidated basis for such period (excluding extraordinary gains and losses), plus (ii) all interest expense of Borrowers on a consolidated basis for such period, plus (iii) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes actually paid.

                  "EBITDA" of the Borrowers on a consolidated basis for any period shall mean the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

                  "Eligible Receivables" shall mean and include with respect to each Borrower or Affiliate Guarantor, each Receivable of such Person arising in the ordinary course of such Person's business and which Agent, in its sole reasonable credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. Without limitation, a Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances). In addition, no Receivable shall be an Eligible Receivable if:

                      (a) it arises out of a sale made by any Borrower or Affiliate Guarantor to an Affiliate of any Borrower or Affiliate Guarantor or to a Person controlled by an Affiliate of any Borrower or such Affiliate Guarantor;

                      (b) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder (as such percentage may, in Agent's sole credit judgment, be increased or decreased from time to time);

                      (c) any covenant, representation or warranty contained in this Agreement with respect to such Receivable and with respect to which Agent, in its sole discretion, finds to be to be material has been breached;

                      (d) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

                      (e) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole credit judgment;

                      (f) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                      (g) Agent believes, in its sole reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                      (h) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower or applicable Affiliate Guarantor assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances; provided, however, that for any such Receivables existing as of the Closing Date for which Borrower or any applicable Affiliate Guarantor has not complied with the foregoing condition, such Receivables shall not be considered ineligible hereunder solely by reason of such non-compliance for a period of thirty (30) days following the Closing Date.

                      (i) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                      (j) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole credit judgment, to the extent such Receivable exceeds such limit; provided, that Borrowers have been notified of such credit limit by Agent at least twenty-five (25) days previously in writing;

                      (k) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or Affiliate Guarantor or the Receivable is contingent in any respect or for any reason;

                      (l) the applicable Borrower or Affiliate Guarantor has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                      (m) shipment of the merchandise or the rendition of services has not been completed;

                      (n) any return, rejection or repossession of the merchandise has occurred;

                      (o) such Receivable is not payable to a Borrower or Affiliate Guarantor; or

                      (p) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

                  "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  "Equipment" shall mean and include as to each Borrower and each Affiliate Guarantor all of such Borrower's or Affiliate Guarantor's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                  "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

                  "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100th of one percent (.01%)) equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is two (2) Business Days prior to the beginning of the Interest Period (including without limitation basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

                  "Event of Default" shall mean the occurrence and continuance of any of the events set forth in Article X hereof.

                  "Excess Cash Flow" of Borrowers on a consolidated basis for any period shall mean the amount so defined (and calculated) in accordance with the Excess Cash Flow Certificate set forth in Exhibit 2.15(b) attached hereto. Excess Cash Flow shall be equal to the sum of EBITDA minus (i) nonfinanced capital expenditures and (ii) Fixed Charges.

                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                  "Financial Reports" shall mean: (i) for annual financial reports, the following: (A) Borrowers' 10-K report, as filed with the Securities and Exchange Commission, for the applicable fiscal year ended, provided that such 10-K report can be delivered within ninety (90) days following the last day of the applicable fiscal year, accompanied by, as an attachment thereto, (B) the financial statements of Borrowers on a consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail, and reported upon without qualification by the Accountants; and (C) separate from the 10-K report, but within the aforementioned time limit, the financial statements of Borrowers on a consolidating basis, including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared by Borrowers in accordance with GAAP applied on a basis consistent with prior practices, and reasonable detail and complete and correct in all material respects, but unaudited; (ii) for quarterly financial reports, (A) Borrowers' 10-Q report, as filed with the Securities and Exchange Commission, for the applicable fiscal quarter ended, provided that such 10-Q report can be delivered within forty-five
(45) days following the last day of the applicable fiscal quarter, accompanied by, as an attachment thereto (B) the financial statements of Borrowers on a consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal quarter to the end of such fiscal quarter and the balance sheet as at the end of such fiscal quarter, all prepared by Borrowers in accordance with GAAP applied on a basis consistent with prior practices, in reasonable detail, and complete and correct in all material respects, subject to normal year end adjustments; and (C) separate from the 10-Q report, but within the aforementioned time limit, the financial statements of the Borrowers on a consolidating basis, including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal quarter and the balance sheet as at the end of such fiscal quarter, all prepared by Borrowers in accordance with GAAP applied on a basis consistent with prior practices, in reasonable detail, and complete and correct in all material respects, subject to normal year end adjustments; and (iii) for all monthly financial reports, within thirty (30) days after each fiscal month, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared by Borrower in accordance with GAAP applied on a basis consistent with prior practices, in reasonable detail, and complete and correct in all material respects, subject to normal year end adjustments. Notwithstanding the foregoing, however, in respect of Borrowers' annual and quarterly financial statements and reports, described in clauses (i) and (ii) above, respectively, as being attached to

Borrowers' 10-K and 10-Q reports, if (i) Borrowers cease to be publicly held companies, (ii) the 10-K or 10-Q reports referenced above cannot be delivered within the aforementioned time limits, (iii) the 10-K and 10-Q reports referenced above fail to contain, as attachments thereto, said financial statements, then, with respect to all such financial statements and reports the Borrowers shall deliver such financial statements and reports directly to the Agent within the aforementioned time periods separate and apart from the 10-K and 10-Q reports.

                  "Fixed Charges" of Borrowers on a consolidated basis for any period, shall mean the sum of scheduled principal payments on Total Funded Debt, interest expense, taxes and capitalized lease payments.

                  "Fixed Charge Coverage Ratio" of Borrowers on a consolidated basis for any fiscal period shall mean (a) Operating Cash Flow divided by (b) Fixed Charges for such period.

                  "Foreign Subsidiaries" shall mean all Subsidiaries which are incorporated or otherwise organized pursuant to the laws of a country, or jurisdiction within a country, other than the United States of America.

                  "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" shall mean and include as to each Borrower and each Affiliate Guarantor all of such Borrower's and such Affiliate Guarantor's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower or Affiliate Guarantor to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                  "Guaranteed Obligations" shall have the meaning set forth in
Section 4.21 hereof.

                  "Hazardous Discharge" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                  "IBJW" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "Indemnification Agreement" shall mean the Environmental Indemnity and Warranty Agreement, substantially in the form of Exhibit 6.16 attached hereto, made by the Loan Parties to Agent for the benefit of Agent and all Lenders; such Indemnification Agreement to be executed upon the acquisition by any Loan Party of any Real Property other than Leasehold Interests.

                  "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

                  "Inventory" shall mean and include as to each Borrower and each Affiliate Guarantor all of such Borrower's or such Affiliate Guarantor's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's or such Affiliate Guarantor's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof (it being agreed that so long as IBJW shall be Agent or Lender, then the Issuing Bank shall be the Bank; provided, however, that in the event that IBJW is neither the Agent nor a Lender, the "Issuer" with respect to all subsequently issued Letters of Credit or acceptances thereunder shall be a Lender selected by the Borrower).

                  "Leasehold Interests" shall mean all of each Borrower's or each of Affiliate Guarantor's right, title and interest in and to any Real Property owned by a Person other than Borrower, whether as tenant, lessee, licensee, operator or otherwise.

                  "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

                  "Letter of Credit Fees" shall have the meaning set forth in
Section 3.2.

                  "Letters of Credit" shall have the meaning set forth in
Section 2.10.

                  "Leverage Ratio" of Borrowers on a consolidated basis for any period shall mean (a) Total Funded Debt divided by (b) EBITDA for such period.

                  "LIBOR" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto, the rate per annum quoted by the Agent to Borrowers two (2) Business Days prior to the first day of such Interest Period as the rate available to Bank in the interbank market for offshore Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Eurodollar Rate Loan.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Loan" means a Domestic Rate Loan or a Eurodollar Rate Loan.

                  "Loan Party" means, collectively, Borrower, the Affiliate Guarantors and any other Person (other than Agent and each Lender) which is or becomes a party to any Other Document or otherwise guarantees, or becomes a surety for the payment of, any Obligations.

                  "Lock-Box Account" shall have the meaning set forth in Section 4.15(d).

                  "Lock-Box Agreement" shall have the meaning set forth in
Section 4.15(d).

                  "Lock-Box Bank" shall have the meaning set forth in Section 4.15(d).

                  "Managed Firm" shall mean any Person which is not a Subsidiary of any Borrower or a Subsidiary of any Subsidiary of any Borrower but which has entered into a Management and Services Agreement with a Borrower.

                  "Managed Firm Stock" shall mean all of the issued and outstanding Capital Stock of any Managed Firm owned at any time by principal shareholders of the Managed Firms.

                  "Management and Services Agreements" shall mean those certain Management and Services Agreements by and among HLM and each Affiliate Guarantor or each Foreign Subsidiary whereby HLM is appointed as the sole and exclusive manager of each of the Affiliate Guarantor's and each of the Foreign Subsidiary's general business functions.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) Borrowers' ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

                  "Maximum Capital Expenditure Loan Amount" shall mean an amount equal to (x) One Million Dollars ($1,000,000), minus (y) the total amount of principal payments received by Lenders with respect to the Capital Expenditure Loans.

                  "Maximum Revolving Advance Amount" shall mean Seventeen Million Dollars ($17,000,000).

                  "Monthly Advances" shall have the meaning set forth in Section
3.1 hereof.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                  "Net Worth" shall mean, at a particular date, (a) the aggregate amount of all assets of Borrowers on a consolidated basis as may properly be classified as such in accordance with GAAP consistently applied, less (b) the aggregate amount of all liabilities of the Borrowers on a consolidated basis as may properly be classified as such in accordance with GAAP consistently applied.

                  "Note" shall mean collectively, the Term Note, the Revolving Credit Note and the Capital Expenditure Loan Note.

                  "Obligations" shall mean and include any and all of each Borrower's Indebtedness and/or liabilities to Agent, Lenders, any Issuer or the Bank or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent, any Lender, any Issuer or the Bank of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent, Lenders, any Issuer or the Bank and any Borrower and all obligations of any Borrower to Agent, Lenders, any Issuer or the Bank to perform acts or refrain from taking any action.

                  "Operating Cash Flow" of Borrower on a consolidated basis for any period, shall mean the sum of EBITDA minus capital expenditures (net of Indebtedness incurred to finance such expenditures) in an amount for such period not to exceed the amount permitted under Section 6.7.

                  "Other Documents" shall mean the Note, the Stock Pledge Agreement, the Shareholders Pledge Agreement, any Assignment of Acquisition Rights, any Collateral Assignment of Management and Services Agreements, any Collateral Assignment of Shareholder Agreements, the Indemnification Agreement, the Trademark Security Agreement, any Letter of Credit Application and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, security agreements, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                  "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least fifty percent (50%) of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Payment Office" shall mean initially One State Street, New York, New York 10004; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent, Lenders, any Issuer and/or the Bank which, in each case, secure Obligations; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent, except as to any such Liens which arise by statute and which by law would be prior to those Liens in favor of Agent, or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's or Affiliate Guarantor's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Borrower's or Affiliate Guarantor's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower or Affiliate Guarantor;
(g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrowers or Affiliate Guarantors and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 6.7; (h) other Liens incidental to the conduct of Borrowers' or Affiliate Guarantors' business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent's or Lenders' rights in and to the Collateral or the value of Borrowers' or Affiliate Guarantors' property or assets or which do not materially impair the use thereof in the operation of Borrowers' or Affiliate Guarantors business; and (i) Liens disclosed on Schedule 1.2.

                  "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrowers or Affiliate Guarantors or any member of the Controlled Group or any such Plan to which any Borrower, any Affiliate Guarantor or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                  "Projections" shall have the meaning set forth in Section 5.5(a) hereof.

                  "Purchasing Lender" shall have the meaning set forth in
Section 16.3(c) hereof.

                  "RCRA" shall mean the Resource Conservation and Recovery Act,
42 U.S.C.   ss.6901 et seq., as same may be amended from time to time.

                  "Real Property" shall mean all of each Borrower's and each of Affiliate Guarantors right, title and interest in and to the owned and leased premises (but only to the extent of the space or area actually leased) identified on Schedule 4.19 hereto.

                  "Receivables" shall mean and include, as to each Borrower and each Affiliate Guarantor, all of such Borrower's or such Affiliate Guarantors' accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers or Affiliate Guarantors by their respective Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower or such Affiliate Guarantor arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                  "Regulatory Body" shall mean any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, any and all state licensing and registration boards for architects and engineers).

                  "Regulatory Licenses or Approvals" shall mean all authorizations, Consents, approvals, licenses and exemptions, registrations and filings with, and reports to, any Regulatory Body.

                  "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                  "Reportable Event" shall mean a reportable event described in
Section 4043 of ERISA or the regulations promulgated thereunder except to the extent the thirty (30) day notice period has been waived by PBGC regulations..

                  "Required Lenders" shall mean Lenders holding at least fifty-one percent (51%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding at least fifty-one percent (51%) of the Commitment Percentages; provided, however, that, in the event no more than two (2) Lenders maintain Commitment Percentages under this Agreement, "Required Lenders" shall mean Lenders holding one hundred percent (100%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding one hundred percent (100%) of the Commitment Percentages under this Agreement.

                  "Revolving Advances" shall mean Advances made other than Letters of Credit, the Capital Expenditure Loans and the Term Loan.

                  "Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

                  "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) with respect to Domestic Rate Loans, the sum of the Alternate Base Rate plus 50/100ths of one percent (.50%), and (b) with respect to Eurodollar Rate Loans, (i) from the Closing Date through and until the fifth
(5th) Business Day following the receipt by Agent of the Financial Reports for fiscal year ended April 30, 2000, the sum of the Eurodollar Rate plus two and 75/100ths of one percent (2.75%), and (ii) thereafter, the sum of the Eurodollar Rate plus the Applicable Margin.

                  "Securities" shall mean and include, as to each Borrower and each Affiliate Guarantor, all marketable securities owned by such Borrower or Affiliate Guarantor, whether now existing or hereafter created, including any held by any intermediary in any "street" name, pursuant to any custody arrangement or otherwise.

                  "Seller Notes" shall mean any and all promissory notes executed by any Borrower or Affiliate Guarantor in conjunction with an Acquisition by such Borrower or Affiliate Guarantor. The term "Seller Notes" shall refer, collectively, to both those Seller Notes previously issued in connection with an Acquisition as well as any such Seller Notes which in the future may be issued in connection with an Acquisition.

                  "Senior Fixed Charge Ratio" of Borrowers on a consolidated basis for any fiscal period shall mean (a) Operating Cash Flow, divided by (b) Senior Fixed Charges for such period.

                  "Senior Fixed Charges" of Borrowers on a consolidated basis for any fiscal period shall mean the sum of scheduled principal payments on Total Senior Funded Debt, interest expense on Total Senior Funded Debt, taxes and capitalized lease payments.

                  "Senior Management" shall mean any president, chief executive officer, chief financial officer, or chief operating officer of any Person.

                  "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                  "Shareholder Agreements" shall mean those shareholder agreements by and among the individual shareholders of the Managed Firms which generally restrict the ability of these shareholders to exercise certain rights commonly associated with ownership of common stock or other ownership interests (including, without limitation a restriction of the ability of each shareholder to sell, pledge or otherwise transfer the stock or other ownership interests) and effectively provide shareholders of such entities with nominee shareholder status.

                  "Shareholder Pledge Agreement" shall mean the pledge agreement, dated as of the Closing Date, executed by each principal shareholder (as defined by the Agent in its reasonable credit judgment) of each of the Managed Firms in favor of Agent for the ratable benefit of Lenders whereby such shareholders pledge the Managed Firm Stock.

                  "Stock Pledge Agreement" shall mean the pledge agreement, dated as of the Closing Date, executed by HLM in favor of Agent for the ratable benefit of Lenders whereby HLM pledges one hundred percent (100%) of the authorized, issued, and outstanding Capital Stock of all of its Domestic Subsidiaries and sixty-five percent (65%) of all of the authorized, issued, and outstanding Capital Stock of all of its direct Foreign Subsidiaries.

                  "Subordinated Indebtedness" means all Indebtedness of Borrower or any of the other Loan Parties which is subordinated, in a manner satisfactory to the Required Lenders, in right of payment and claim to the Obligations. The term "Subordinated Indebtedness" shall include, without limitation, all Seller Notes required to be subordinated under this Agreement.

                  "Subordination Agreements" shall have the meaning set forth in
Section 5.25 hereof.

                  "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person. Without limitation, the term "Subsidiary" shall include all Domestic Subsidiaries and all Foreign Subsidiaries.

                  "Subsidiary Stock" shall mean (a) one hundred percent (100%) of all of the issued and outstanding shares of Capital Stock of (i) any Domestic Subsidiary of Borrower owned at any time by Borrower and (ii) any Domestic Subsidiary of any Domestic Subsidiary of Borrower at any time owned by such Domestic Subsidiary of Borrower and (b) sixty-five percent (65%) of all of the issued and outstanding shares of Capital Stock of any direct Foreign Subsidiary of Borrower owned at any time by Borrower.

                  "Tangible Net Worth" shall mean, at a particular date, (a) the aggregate amount of all assets of Borrowers on a consolidated basis as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrowers on a consolidated basis.

                  "Term" shall have the meaning set forth in Section 13.1 hereof.

                  "Term Loan" shall have the meaning given to such term in
Section 2.4 hereof.

                  "Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus two percent (2.00%) with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus four and 50/100ths of one percent (4.50%) with respect to Eurodollar Rate Loans.

                  "Term Note" shall mean , collectively, the promissory notes described in Section 2.4 hereof.

                  "Termination Event" shall mean: (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower, any Affiliate Guarantor or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or
(b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower, any Affiliate Guarantor or any member of the Controlled Group from a Multiemployer Plan.

                  "Total Funded Debt" of Borrowers on a consolidated basis for any period, shall mean and include the sum of all Indebtedness for borrowed money (including, without limitation any Indebtedness owed under the Seller Notes and other Subordinated Indebtedness, and any capital lease obligations) for such period.

                  "Total Leverage Ratio" of Borrowers on a consolidated basis for any period shall mean (a) Total Funded Debt divided by (b) EBITDA for such period.

                  "Total Senior Funded Debt" of Borrowers on a consolidated basis for any period, shall mean and include the sum of all Indebtedness for borrowed money (excluding any Subordinated Indebtedness, including any such indebtedness owed under the Seller Notes) and any capital lease obligations for such period.

                  "Total Senior Leverage Ratio" of Borrowers on a consolidated basis for any period shall mean (a) Total Senior Funded Debt divided by (b) EBITDA for such period.

                  "Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                  "Trademark Security Agreement" shall mean the Collateral Assignment and Security Agreements (Trademarks), dated as of the Closing Date, made by HLM of Northamerica, Inc., an Iowa corporation, as an Affiliate Guarantor hereunder in favor of Agent, for the ratable benefit of the Lenders.

                  "Transactions" shall have the meaning set forth in Section 5.5 hereof.

                  "Transferee" shall have the meaning set forth in Section 16.3(b) hereof.

                  "Unbilled Eligible Receivables" shall mean those Eligible Receivables (a) which are not Billed Eligible Receivables and (b) which remain in an unbilled form from the creation of such Receivable or accrual of such Receivable for not more than sixty (60) days.

                  "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan and the Capital Expenditure Loans) plus (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding beyond normal trade terms, plus (iii) fees and expenses owing under this Agreement and any of the Other Documents for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

                  "Voting Stock" of any Person means Capital Stock of such Person the holders of which are entitled under ordinary circumstances to vote in the election of directors (or others performing similar functions) of such Person.

                  "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

             1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

             1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II. ADVANCES, PAYMENTS.


         2.1. Revolving Advances. (a) Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.1(b)), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit and (y) an amount equal to the sum of:

                      (i) up to [*] of Billed Eligible Receivables, plus

                      (ii) up to [*] of Unbilled Eligible Receivables not to
                  exceed, however, [*] of the amount determined pursuant to clause (i) above; minus

                      (iii) the aggregate amount of outstanding Letters of
                  Credit; minus

                      (iv) such reserves as Agent may reasonably deem proper and necessary from time to time.

         The amount derived from the foregoing formula at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or a series of secured promissory notes issued to the Lenders participating in the making of Revolving Advances in the principal amounts equal to each Lender's respective Commitment Percentage (collectively, the "Revolving Credit Note"), substantially in the form attached hereto as
Exhibit 2.1(a).

                  (b) [Intentionally Omitted]

         2.2. Procedure for Advances Borrowing.

                  (a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Subject to the satisfaction of the conditions set forth in Section 8.3 hereof, in the event that any Borrower desires a Capital Expenditure Loan, it shall give Agent at least three (3) Business Days prior written notice. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent, Lenders, the Bank and/or any Issuer, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent, Lenders, the Bank and/or any Issuer and such request shall be irrevocable.

                  (b) Notwithstanding the provisions of (a) above, in the event Borrowers desire to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be

*Confidential portion has been omitted and filed separately with the Commission.

borrowed, which amount shall be an integral multiple of Five Hundred Thousand Dollars ($500,000), and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for 30, 60, 90, 120 or 180 days. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

                  (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

                  (d) Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(e) hereinbelow.

                  (e) Provided that no Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such Loan into a Loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If a Borrower desires to convert a Loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than three (3) Eurodollar Rate Loans, in the aggregate.

                  (f) At its option and upon three (3) Business Days' prior written notice, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty (subject to the provisions of Section 13.1 of this Agreement), but with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof.

                  (g) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

                  (h) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder, as the case may be, shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

         2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at the Bank or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4. Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan (the "Term Loan") to Borrowers in a sum equal to such Lender's Commitment Percentage of the Term Loan. The Term Loan shall be equal to, in the aggregate, Two Million Dollars ($2,000,000), shall be advanced on the Closing Date and shall be, with respect to principal, payable (based on an assumed level principal amortization of thirty-six (36) months) in equal (or nearly equal) monthly installments, commencing on the last day of the first calendar month following the Closing Date, and continuing on the last day of each succeeding calendar month, with a final payment equal in amount to the then outstanding and unpaid Term Loans, together with accrued interest thereon, due and payable upon the last day of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. The Term Loan shall be evidenced by one or a series of secured promissory notes issued to each Lender participating in the disbursement of the Term Loan, equal in amount to such Lender's Commitment Percentage of the Term Loan (collectively, the "Term Note") in substantially the form attached hereto as Exhibit 2.4. Once repaid, a Term Loan may not be reborrowed. The Term Loan may consist of either Domestic Rate Loans or Eurodollar Rate Loans and may be converted pursuant to Section 2.2 hereof.

         2.5. Capital Expenditure Loans.

                  (a) Subject to the terms and conditions set forth in this Agreement (including, but not limited to, Sections 2.2 and 8.3 hereof), each Lender, severally and not jointly, agrees to make Advances to Borrower to finance Borrower's purchase of Equipment for use in Borrower's business ("Capital Expenditure Loans") in the sum equal to such Lender's Commitment Percentage of an amount not to exceed eighty percent (80%) of the net invoice cost of such Equipment purchased by a Borrower (which shall be exclusive of shipping, handling, taxes, installation and all other "soft" costs), provided that the total amount of all outstanding Capital Expenditure Loans shall not exceed the Maximum Capital Expenditure Loan Amount. All Capital Expenditure Loans must be in original principal amounts of not less than Two Hundred Fifty Thousand Dollars ($250,000). Once repaid, a Capital Expenditure Loan may not be reborrowed. Capital Expenditure Loans may consist of either Domestic Rate Loans or Eurodollar Rate Loans and may be converted pursuant to Section 2.2 hereof.

                  (b) Advances constituting Capital Expenditure Loans shall be amortized on the basis of an assumed sixty (60) month term and be payable, with respect to principal, in equal (or nearly equal) monthly installments based upon the amortization schedule set forth above, commencing on the last day of the first calendar month following the first disbursement of Capital Expenditure Loans, and on the last day of each calendar month thereafter, with a final payment equal in amount to the then outstanding and unpaid Capital Expenditure Loans, together with any accrued interest thereon, due and payable upon the last day of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement. Each Lender's Commitment Percentage of the Capital Expenditure Loans shall be evidenced by and be subject to the terms of a secured promissory note, in substantially the form attached hereto as Exhibit 2.5(b) (collectively, the "Capital Expenditure Note").

         2.6. Maximum Revolving Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount.

         2.7. Repayment of Advances.

                  (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 hereof and in the Term Note. The Capital Expenditure Loans shall be due and payable as provided in Section 2.5 hereof and in the Capital Expenditure Note. Notwithstanding anything to contrary herein, any amounts outstanding under the Loans, not otherwise due and payable herein, shall be due and payable on the last day of the Term, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement.

                  (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to Collateral and/or proceeds of Collateral and deposited in a Concentration Account may not be deemed good, collected funds by such Concentration Bank on the date received. Accordingly, each Borrower further acknowledges that such amounts shall be deemed collected and received from the Concentration Bank by Agent on the date good funds are actually received by Agent via wire transfer or otherwise. For purposes of the preceding sentence, the Agent shall be deemed to have received a payment on a particular day if it receives, by wire transfer or otherwise, the same prior to 1:00 p.m. (New York City time) on such day or, if received after such time, on the next following Business Day. In consideration of Agent's agreement (i) in the event that the Concentration Bank is not the Bank, to conditionally credit Borrowers' Account as of one (1) Business Day after which Agent receives those items of payment constituting good, collected funds and
(ii) otherwise, to conditionally credit Borrowers' Account as of the same day Agent receives such items of payment constituting good, collected funds, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one
(1) Business Day after receipt of such items of payment. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Revolving Advances as provided in
Section 2.2 hereof.

                  (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.8. Repayment of Excess Advances. The aggregate balance of Advances (other than the Term Loan and the Capital Expenditure Loans) outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.9. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.10. Letters of Credit.

                  (a) Subject to the terms and conditions hereof, Agent shall
(a) issue or cause the issuance of Letters of Credit ("Letters of Credit") by the Issuer on behalf of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed Five Hundred Thousand Dollars ($500,000), in the aggregate, at any time. No Letter of Credit shall have an expiration date which is later than five (5) Business Days prior to the last day of the Term. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

                  (b) In the case of any Letters of Credit issued by the Bank, such Letters of Credit created thereunder shall be subject to the terms and conditions set forth in the Letter of Credit and Security Agreement attached hereto as Exhibit 2.10, except to the extent that the terms hereof conflict with such Letter of Credit and Security Agreement, in which case the terms hereof shall govern.

         2.11. Issuance of Letters of Credit.

                  (a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Issuer's standard form of letter of credit and security agreement, standard form of letter of credit application and standard form of letter of credit authority agreement substantially in the form of Exhibit 2.11 hereto (collectively, the "Letter of Credit Application") and any draft if applicable, completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to arrange the issuance of any amendment, extension or renewal of any Letter of Credit.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date (x) with respect to stand-by Letters of Credit, not later than one (1) year after such Letter of Credit's date of issuance and in no event later than five (5) days prior to the last day of the Term and (y) with respect to documentary Letters of Credit, not later than six (6) months after such Letter of Credit's date of issuance and in no event later than five (5) days prior to the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

                  (d) Agent and each Issuer shall each have absolute discretion whether to accept any draft drawn on a Letter of Credit. Without in any way limiting Agent's and each Issuer's absolute discretion whether to accept any draft, Borrowing Agent will not present for acceptance any draft, and Agent and each Issuer will generally not accept any drafts (i) that arise out of transactions involving the sale of goods by any Borrower not in the ordinary course of its business, (ii) that involve a sale to an Affiliate of any Borrower, (iii) that involve any purchase for which Agent, or any Issuer, as appropriate, has not received all related documents, instruments and forms requested by Agent or such Issuer, (iv) for which Agent or any Issuer, as appropriate, is unable to locate a purchaser in the ordinary course of business on standard terms, or (v) that is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of Section 13 of the Federal Reserve Act, as amended.

         2.12. Requirements For Issuance of Letters of Credit.

                  (a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender, any bank accepting such Letter of Credit (an "Accepting Bank"), or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or any Issuer arising out of, or in connection with, any Letter of Credit to be issued for any Borrower; provided that no Borrower shall be liable for the payment of any portion of such loss, cost, expense or liability determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from the gross (not mere) negligence or willful misconduct of the Agent, such Issuer or such Lender, respectively. Borrowers shall be bound by Agent's or Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' gross negligence or willful misconduct.

                  (b) Borrowing Agent shall authorize and direct any Issuer of a Letter of Credit to name the applicable Borrower as the "Applicant" or "Account Party" therein to deliver to Agent all related payment/acceptance advices, to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default or Default arising in connection with Section 10.7 shall have occurred,
(i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for such acts determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from Agent's or its attorney's gross (not mere) negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in (i) each such unreimbursed reimbursement obligation, (ii) Agent's credit support enhancement provided to the Issuer of any Letter of Credit and (iii) each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder, in each case in an amount equal to such Lender's applicable Commitment Percentage times the outstanding amount of the Letters of Credit and disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the amount permitted under Section 2.1(a) hereof, and such disbursement is not reimbursed by Borrowers within two
(2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letters of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

                  (e) Each Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent for any amounts paid by Agent with respect to any Letter of Credit issued for the account of such Borrower, including all fees, costs and expenses paid by Agent to any bank that issues letters of credit. The obligation of each Lender to deliver to Agent an amount equal to its respective pro rata share of each payment made by Agent shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in subsection 8.2. If any Lender fails to make available to Agent the amount of such Lender's pro rata share of any payments made by Agent in respect of such Letter of Credit as provided in this subsection 2.12, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate.

         2.13. Additional Payments. Any sums expended by Agent or any Lender due to any Borrower's or any Affiliate Guarantor's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's or Affiliate Guarantor's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

         2.14. Manner of Borrowing and Payment.

                  (a) Each borrowing of Revolving Advances and each Capital Expenditure Loan shall be advanced according to the applicable Commitment Percentages of Lenders.

                  (b) Each payment (including each prepayment) by Borrowers on account of the principal of the Revolving Advances shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrowers on account of the principal of the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of Lenders. Each payment (including each prepayment) by any Borrower on account of the principal of the Capital Expenditure Loans, shall be applied to the Capital Expenditure Loans pro rata according to the Commitment Percentage of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

                  (c) (i) Notwithstanding anything to the contrary contained in Sections 2.14(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (i) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (ii) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                      (ii) Each Lender shall be entitled to earn interest at the applicable Contract Rate on outstanding Advances which it has funded.

                      (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Revolving Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error.

         2.15. Mandatory Prepayments.

                  (a) When any Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one
(1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied (i) if the Collateral disposed of is Equipment, the purchase of which was financed by a Capital Expenditure Loan, (x) first, to the outstanding principal installments of the Capital Expenditure Loans in the inverse order of the maturities thereof,
(y) second, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof, and (z) third, to the remaining Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof or (ii) if the Collateral disposed of is Real Property or Equipment other than as set forth in
(i) above, (x) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof, (y) second, to the outstanding principal installments of the Capital Expenditure Loans in the inverse order of the maturities thereof and (z) third, to the remaining Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof. Notwithstanding the foregoing, unless and until an Event of Default has occurred and is continuing, Borrower may sell or otherwise dispose of Collateral not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate, in any fiscal year and retain such net proceeds solely to acquire replacement Collateral without making a mandatory prepayment hereunder so long as (a) the fair market value of the acquired Collateral is equal to or greater than the fair market value of the Collateral which was sold, (b) the acquired Collateral is purchased by such Borrower within ninety (90) days of the sale of the Collateral, (c) the proceeds of such sale are remitted to Agent to be held by Agent as security for the payment of the Obligations until the replacement Collateral is acquired, (d) the acquired Collateral shall be deemed to be acceptable Collateral by Agent in its reasonable discretion and (e) the acquired Collateral shall be subject to Agent's first priority security interest created hereunder. If Borrower fails to meet the conditions set forth above, Borrower hereby authorizes Agent and Lenders to apply the proceeds held by Agent as a prepayment of the Advances in the manner set forth above.

                  (b) Borrowers shall prepay the outstanding amount of the Term Loan in an amount equal to fifty percent (50%) of Excess Cash Flow for each fiscal year commencing on or after April 30, 2001, payable upon delivery of the Financial Reports to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than ninety (90) days after the end of each such fiscal year, such delivery of payment to be accompanied by the Excess Cash Flow Certificate attached hereto as Exhibit 2.15(b). The amount of this payment of Excess Cash Flow, subject to availability and compliance with Section
2.6 hereof, shall be charged to such Borrowers' Account as a Revolving Advance and added to the Obligations hereunder, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand and shall be applied ratably to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof. In the event that the financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.15(b), subject to adjustment when the financial statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statement.

         2.16. Use of Proceeds. Borrowers shall apply the proceeds of (i) Revolving Advances and the Term Loan made on the Closing Date to repay existing indebtedness and to pay fees and expenses relating to this transaction, (ii) Revolving Advances made on and after the Closing Date to provide for their respective working capital needs and to finance, in part, Approved Acquisitions; and (iii) Capital Expenditure Loans to provide funds for the purchase of Equipment as permitted under Section 2.5 hereof.

         2.17. Defaulting Lender.

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.17 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d) Other than as expressly set forth in this Section 2.17, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.17 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender

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

hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III. INTEREST AND FEES.

         3.1. Interest. Interest on Advances shall be payable to Agent for the benefit of Lenders in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of 90 days, at the earlier of (a) each 90 day period on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the Revolving Interest Rate, (ii) with respect to the Term Loans, the applicable Term Loan Rate and (iii) with respect to the Capital Expenditure Loans, the Capital Expenditure Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof the Obligations shall bear interest at the applicable Contract Rate for Domestic Loans plus two (2%) percent per annum (the "Default Rate").

         3.2. Letter of Credit Fees.

                  (a) Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, which fees shall be calculated in accordance with Section 3.6 hereof and shall be equal in amount to (i) one percent (1%) per annum of the undrawn face amount thereof, on any documentary Letters of Credit, and (ii) two percent (2%) per annum of the undrawn face amount thereof, on any standby Letter of Credit; determined, in each case, on a daily average basis, payable monthly on the first day of each calendar month, beginning with the first day of the first calendar month following the issuance thereof, and continuing on a monthly basis until each such Letter of Credit expires or is fully drawn down or upon the last day of the Term and (y) to Agent for the benefit of the Issuer any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). Any such charge shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All such charges and all other Letter of Credit payables hereunder shall be deemed earned in full on the date when the


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

same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                  (b) Following the occurrence of a Default arising in connection with Section 10.7 or an Event of Default or upon termination of this Agreement in accordance with Section 13.1, Borrowers will cause either (i) cash to be deposited and maintained in an account with Agent, as cash Collateral, in an amount equal to one hundred five percent (105%) of the outstanding Letters of Credit or (ii) a stand-by letter of credit, in a face amount equal to one hundred five percent (105%) of the outstanding Letters of Credit, to be issued by a financial institution acceptable to Agent, in its sole credit judgment, in favor of Agent for the benefit of Lenders and any Issuer. In furtherance of subsection (i) above, each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash Collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash Collateral. No Borrower may withdraw amounts credited to any such account or terminate any stand-by letter of credit issued pursuant to subsection (ii) above except upon payment and performance in full of all Obligations and termination of this Agreement or upon termination of all outstanding Letters of Credit.

         3.3. Closing Fee. Upon the execution of this Agreement, Borrowers shall pay to Agent a non-refundable, fully earned closing fee in an amount previously agreed upon by Borrower and Agent.

         3.4. Facility Fee.

                  (a) If, for any fiscal quarter during the Term, the average daily unpaid balance of the Advances (other than the Term Loan and the Capital Expenditure Loans) for each day of such fiscal quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to 50/100ths of one percent (.50%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance.

                  (b) If, for any fiscal quarter during the Term, the average daily unpaid balance of the Advances of Capital Expenditure Loans for each day of such fiscal quarter does not equal the Maximum Capital Expenditure Loan Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to 50/100ths of one percent (.50%) per annum on the amount by which the Maximum Capital Expenditure Loan Amount exceeds such average daily unpaid balance.

                  (c) The fees referenced in (a) and (b) above shall be payable to Agent in arrears on the first day of each fiscal quarter.

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

         3.5. Collateral Management Fees.

                  (a) Borrowers shall pay Agent a collateral management fee equal to Two Thousand Dollars ($2,000) per month commencing on March 1, 2000 and on the first day of each month thereafter during the Term. The collateral management fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

                  (b) Audit Fees. Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring, namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent's benefit, a collateral monitoring fee in an amount equal to Seven Hundred Dollars ($700), per day, for each person employed to perform such monitoring plus all costs and disbursements incurred by Agent in the performance of such examination or analysis. Such collateral monitoring will be performed no more than one (1) time each fiscal quarter unless Agent reasonably believes, in its sole credit judgment, that circumstances require additional collateral monitoring or upon the occurrence of a Default or Event of Default.

         3.6. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate for Domestic Rate Loans during such extension.

         3.7. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.8. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.8, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

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

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

         3.9. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

                  (a) reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period;

                  (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan; then, Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar

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

Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.10. Capital Adequacy.

                  (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.10, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this
Section 3.10 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.10(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

IV. COLLATERAL AND GUARANTY: GENERAL TERMS.

         4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent, each Issuer and each Lender of the Obligations, each Borrower and Affiliate Guarantor hereby assigns, pledges and grants to Agent for the ratable benefit of Agent, each Issuer, and each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wherever located. Each Borrower and Affiliate Guarantor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

         4.2. Perfection of Security Interest. Each Borrower and Affiliate Guarantor shall take all action that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances,
(ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, blocked account and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements signed by Agent instead of any Borrower in accordance with Section 9-402(2) of Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to such Borrowers' Account as a Revolving Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

         4.3. Disposition of Collateral. Each Borrower and Affiliate Guarantor will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than One Hundred Thousand Dollars ($100,000) and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent as a prepayment on the Term Loan and/or the Capital Expenditure Loans, as required by Section 2.15 hereof.

         4.4. Preservation of Collateral. Following the occurrence of a Default arising in connection with Section 10.7 or any Event of Default and the demand by Agent for payment of all Obligations due and owing, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any Borrower's or Affiliate Guarantor's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's or any Affiliate Guarantor's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower's or any Affiliate Guarantor's owned or leased property. Each Borrower and Affiliate Guarantor shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

         4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Borrower and Affiliate Guarantor shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower and Affiliate Guarantor or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower and Affiliate Guarantor that appear on such documents and agreements shall be genuine and each Borrower and Affiliate Guarantor shall have full capacity to execute same; and (d) each Borrower's and Affiliate Guarantor's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

         4.6. Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower or Affiliate Guarantor shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower and Affiliate Guarantor shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrowers and Affiliate Guarantors shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. At any time following the occurrence of an Event of Default or a Default arising pursuant to Section 10.7, Agent, in its sole credit judgment, may cause each Borrower and Affiliate Guarantor to, or may itself on behalf of Borrowers and Affiliate Guarantors, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into such Borrower's or Affiliate Guarantor's possession, they, and each of them, shall be held by such Borrower or Affiliate Guarantor in trust as Agent's trustee, and such Borrower or Affiliate Guarantor will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7. Books and Records. Each Borrower and Affiliate Guarantor shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in

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

accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers and Affiliate Guarantors.

         4.8. Financial Disclosure. Each Borrower and Affiliate Guarantor hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower or Affiliate Guarantor at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Borrower's or such Affiliate Guarantor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's or such Affiliate Guarantor's financial status and business operations. Each Borrower and Affiliate Guarantor hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower or Affiliate Guarantor, whether made by such Borrower or Affiliate Guarantor or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower or Affiliate Guarantor prior to obtaining such information or materials from such accountants or such authorities.

         4.9. Compliance with Laws. Each Borrower and Affiliate Guarantor shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's or such Affiliate Guarantor's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Borrower or Affiliate Guarantor. Each Borrower and Affiliate Guarantor may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that (i) any related Lien is inchoate or stayed or (ii) sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

         4.10. Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's and each Affiliate Guarantor's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's and each Affiliate Guarantor's business. Agent, any Lender and their agents may enter upon any of such Borrower's or such Affiliate Guarantor's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's or such Affiliate Guarantor's business; provided, however, that unless and until a Default arising in connection with Section 10.7 or Event of Default has occurred and is continuing, Agent shall give twenty-four (24) hours prior notice to Borrowers of such inspection.

         4.11. Insurance. Each Borrower and Affiliate Guarantor shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's and each Affiliate Guarantor's own cost and expense in amounts and with carriers acceptable to Agent, each Borrower and Affiliate Guarantor shall (a) keep all its insurable properties and properties in which each Borrower and Affiliate Guarantor has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's or such Affiliate Guarantor's; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower or Affiliate Guarantor insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower or Affiliate Guarantor either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which any Borrower or Affiliate Guarantor is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable jointly to Agent and the named applicable Loan Party as named insured, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower or Affiliate Guarantor to make payment for such loss to such Borrower or Affiliate Guarantor and Agent jointly. In regard to any insurance losses which are paid by check, draft or other instrument payable to any Borrower or Affiliate Guarantor and Agent jointly, Agent may endorse such Borrower's or such Affiliate Guarantor's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Upon the occurrence of an Event of Default or a Default pursuant to
Section 10.7 or for losses in excess of Two Hundred Thousand Dollars ($200,000), Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole credit judgment shall determine. Any surplus shall be paid by Agent to applicable Borrowers or Affiliate Guarantors or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers or Affiliate Guarantors to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrowers or Affiliate Guarantors, as applicable, insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Borrowers or Affiliate Guarantors which insure Borrowers' or Affiliate Guarantors' insurable properties to the extent such insurance proceeds do not exceed Two Hundred Thousand Dollars ($200,000) in the aggregate during such calendar year or Two Hundred Thousand Dollars ($200,000) per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds Two Hundred Thousand Dollars ($200,000), then Agent shall not be obligated to remit the insurance proceeds to Borrowers or Affiliate Guarantors, as applicable, unless Borrowers and Affiliate Guarantors shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers or Affiliate Guarantors, as applicable, to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Borrowers or Affiliate Guarantors have previously received (or, after giving effect to any proposed remittance by Agent to Borrowers or Affiliate Guarantors would receive) insurance proceeds which equal or exceed Two Hundred Thousand Dollars ($200,000) in the aggregate during any calendar year, then Agent shall either remit the insurance proceeds to Borrowers or Affiliate Guarantors, as applicable, upon Borrowers' or Affiliate Guarantors' providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers or Affiliate Guarantors, as applicable, to repair, replace or restore the insured property which was the subject of the insurable loss, or, if applicable Borrower or Affiliate Guarantor does not provide Agent therewith, apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred and be continuing, and (y) Borrowers and Affiliate Guarantors shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

         4.12. Failure to Pay Insurance. If any Borrower or Affiliate Guarantor fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may, after five (5) days prior written notice to such Borrower or Affiliate Guarantor, obtain such insurance and pay the premium therefor for Borrowers' Account, and charge Borrowers' Account therefor and such expenses so paid shall be part of the Obligations.

         4.13. Payment of Taxes. Each Borrower and Affiliate Guarantor will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or Affiliate Guarantor or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower or any Affiliate Guarantor and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's sole credit judgment, may possibly create a valid Lien on the Collateral, Agent may, after five (5) days prior written notice to Borrowers, pay the taxes, assessments or other Charges and each Borrower and Affiliate Guarantor hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Borrower or Affiliate Guarantor has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed or sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations and, until Borrowers or Affiliate Guarantors shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14. Payment of Leasehold Obligations. Each Borrower and Affiliate Guarantor shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

         4.15. Receivables.

                  (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower or Affiliate Guarantor, or work, labor or services theretofore rendered by a Borrower or Affiliate Guarantor as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's or Affiliate Guarantor's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

                  (b) Solvency of Customers. Each Customer, to the best of each Borrower's and each Affiliate Guarantor's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower or Affiliate Guarantor who are not solvent such Borrower or Affiliate Guarantor has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c) Locations of Borrower. Each Borrower's and each Affiliate Guarantor's chief executive office is located at the applicable addresses set forth on Schedule 4.15(c) hereto. Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower or Affiliate Guarantor keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d) Establishment of Lock-Box Accounts and Concentration Account; Collections.

                      (i) Each Borrower and Affiliate Guarantor shall establish
                  a lock-box account (the "Lock-Box Account") pursuant to a Lock-Box Agreement (the "Lock-Box Agreement") with any Lender or such other financial institutions as is acceptable to the Agent (the "Lock-Box Bank") in which all Customers shall directly remit all payments on their Receivables. Set forth at
                  Schedule 4.15(d) is a listing as of the Closing Date of the Lock-Box Account, Lock-Box Bank, Concentration Account and Concentration Bank and the respective addresses and account numbers. All amounts on deposit in the Lock-Box Account shall be transferred on a daily basis to the Concentration Account. Unless otherwise agreed to by the Agent, the Lock-Box Bank and the Concentration Bank shall acknowledge and agree, pursuant to its Lock-Box Agreement or Concentration Account Agreement, as the case may be, that all payments and deposits made to the Lock-Box Account of such Lock-Box Bank or the Concentration Account (in the case of the Concentration Bank) are the sole and exclusive property of Agent, for the benefit of itself, the Issuers and the Lenders, that each of such Lock-Box Bank and the Concentration Bank has no right to setoff against its Lock-Box Account or the Concentration Account, as the case may be, except as expressly provided in its Lock-Box Agreement or the Concentration Account Agreement, as the case may be, and that such Lock-Box Bank will wire transfer immediately available funds in a manner satisfactory to Agent, funds deposited into its Lock-Box Account to the Concentration Account on a daily basis as soon as such funds are collected. Each Borrower and Affiliate Guarantor agrees that all payments, whether by cash, check, wire transfer or any other instrument on deposit in the Lock-Box Account or the Concentration Account shall be the sole and exclusive property of the Agent, for the benefit of itself, the Issuers and the Lenders, and neither the Borrowers nor any Affiliate Guarantors shall have any right, title or interest therein. None of the Bank, Agent, any Issuer or any Lender assumes any responsibility for such Lock Box Account or Concentration Account (unless such Person shall also be the applicable Lock-Box Bank or Concentration Bank and in such event only as set forth in the applicable Concentration Account Agreement), including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                      (ii) All Customers of Borrowers or Affiliate Guarantors
                  shall directly remit all payments constituting proceeds of Collateral to the Lock-Box Account in the form received. All such payments, whether by cash, check, wire transfer or other instrument, made to the Lock-Box Account, shall be the exclusive property of the Agent, for the benefit of itself, the Issuers and the Lenders, and neither the Borrowers nor the Affiliate Guarantors shall have any right, title or interest therein.

                      (iii) None of the Borrowers nor any Affiliate Guarantors
                  shall, without obtaining the prior consent of the Agent, establish any accounts, other than the Lock-Box Account and the Concentration Account, pursuant to which payments on account of Receivables are made to or on behalf of any of the Borrowers or any of the Affiliate Guarantors. In addition, none of the Borrowers nor any of the Affiliate Guarantors shall modify in any respect, without the prior consent of the Agent, the Lock-Box Agreement, Concentration Account Agreement or other arrangement relating to the Lock-Box Account or the Concentration Account.

                  (e) Payments Held in Trust. To the extent that, notwithstanding the terms of clause (d) above, (i) Customers remit any payments on account of the Receivables of the Borrowers or the Affiliate Guarantors directly to any of them or (ii) any Customer is prohibited by law to remit payments to the Lock-Box Account (due to such Lock-Box Account's location outside the state where such Customer is located or otherwise), such payments shall be held by the Borrowers and the Affiliate Guarantors in trust for the Agent, on behalf of itself, the Issuers and the Lenders, and shall, promptly upon receipt thereof, be sent via overnight delivery service for deposit in the same form received into the Lock-Box Account.

                  (f) Application of Amounts in Concentration Account. All amounts deposited in the Concentration Account from time to time shall be applied (which application shall be conditioned upon final collection) as of one (1) Business Day after (unless such day is not a Business Day in which case on the following Business
Day) such amounts are transferred from the Concentration Bank (in the event that the Concentration Bank is not the Bank) and received by Agent to the Obligations in accordance with this Section 4.15(f). In the event that the Concentration Bank is also the Bank, such payments shall be applied (which application shall be conditioned upon final collection) on the same day (unless such day is not a Business Day in which case on the following Business Day) such amounts are received by Agent to the Obligations in accordance with Section 4.15(f). For purposes of the preceding sentence, the Agent shall be deemed to have received a payment on a particular day if it received by wire transfer or otherwise the same prior to 1:00 p.m. (New York City time) on such day or, if received after such time, on the next following Business Day. In consideration of Agent's agreement (i) in the event that the Concentration Bank is not the Bank, to conditionally credit Borrowers' Account as of one (1) Business Day after which Agent receives those items of payment constituting good, collected funds and
(ii) otherwise, to conditionally credit Borrowers' Account as of the same day Agent receives such items of payment constituting good, collected funds, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one
(1) Business Day after receipt of such items of payment. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid. Subject to
Section 16.4, the Agent shall apply all amounts deposited in the Concentration Account as follows:

                      (i) first, to pay Obligations in respect of any expense
                  reimbursements or indemnities then due to the Agent, including, without limitation, fees and expenses owing hereunder;

                      (ii) second, to pay Obligations in respect of any expense
                  reimbursements or indemnities then due to the Lenders and the Issuers;

                      (iii) third, to pay Obligations in respect of any fees due to the Agent, the Lenders and the Issuers;

                      (iv) fourth, to pay interest due in respect of the
                  Revolving Loans;

                      (v) fifth, to pay the principal outstanding with respect
                  to the Revolving Loans;

                      (vi) sixth, to cash collateralize the aggregate amount of
                  outstanding Letters of Credit on terms and in form and substance satisfactory to the Agent;

                      (vii) seventh, to the payment of all other Obligations
                  other than the Term Loans and Capital Expenditure Loans; and

                      (viii) eighth, as instructed by the Borrowers.

Each prepayment of a Revolving Loan pursuant to this Section shall be applied, first, to the payment of Domestic Rate Loans and second, to the payment of Eurodollar Rate Loans. If sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (i) through
(vi), the available funds being applied with respect to any such Obligations referred to in any one of such clauses shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agent's, each Lender's, and the Issuers' interest in the aggregate outstanding Obligations described in such clauses.

                  (g) Additional Payments. If at any time the Agent determines that any funds held in the Lock-Box Account or the Concentration Account are subject to the Lien of any Person, other than the Agent as herein provided, (a) the Borrowers and the Affiliate Guarantors agree, forthwith upon demand by the Agent, to pay to the Agent as additional funds to be deposited and held in the Concentration Account, an amount equal to the amount of funds subject to such Lien, or (b) if no such payment is made, the Agent shall establish sufficient reserves in the amount of such funds.

                  (h) Notification of Assignment of Receivables. At any time following the occurrence of an Event of Default or a Default arising pursuant to
Section 10.7, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

                  (i) Power of Agent to Act on Borrowers' Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower or Affiliate Guarantor any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower and Affiliate Guarantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower and Affiliate Guarantor hereby constitutes Agent or Agent's designee as such Borrower's or such Affiliate Guarantor's attorney with power (i) to endorse such Borrower's or Affiliate Guarantor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's or Affiliate Guarantor's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower's or Affiliate Guarantor's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to prepare, file and sign such Borrower's or Affiliate Guarantor's name on a proof of claim in bankruptcy or similar document against any Customer;
(vi) to prepare, file and sign such Borrower's or Affiliate Guarantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (vii) to do all other acts and things necessary to carry out this Agreement. Following the occurrence of an Event of Default or Default arising pursuant to Section 10.7, each Borrower and each Affiliate Guarantor shall hereby constitute Agent or Agent's designee as such Borrower's or such Affiliate Guarantor's attorney with power (a) to demand payment of the Receivables; (b) to enforce payment of the Receivables by legal proceedings or otherwise; (c) to exercise all of Borrowers' and Affiliate Guarantors' rights and remedies with respect to the collection of the Receivables and any other Collateral; (d) to settle, adjust, compromise, extend or renew the Receivables; and (e) to settle, adjust or compromise any legal proceedings brought to collect Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or any Default arising pursuant to Section 10.7, to change the address for delivery of mail addressed to any Borrower or Affiliate Guarantor to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower or Affiliate Guarantor.

                  (j) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom, except for any such errors or omissions or delays of any kind determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from Agent's or such Lender's gross (not mere) negligence or willful misconduct. Following the occurrence of an Event of Default or any Default arising pursuant to Section 10.7, Agent may, without notice or consent from any Borrower or Affiliate Guarantor, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or any Default arising pursuant to Section 10.7 the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower or Affiliate Guarantor, all without discharging or in any way affecting any Borrower's or Affiliate Guarantor's liability hereunder.

                  (k) Adjustments. No Borrower or Affiliate Guarantor will, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower or Affiliate Guarantor.

         4.16. Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower or Affiliate Guarantor, it has been and will be produced by such Borrower or Affiliate Guarantor in accordance with the Federal Fair Labor Standards Act of 1938, as amended.

         4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower or Affiliate Guarantor shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

         4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's or Affiliate Guarantor's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Borrower's or Affiliate Guarantor's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower or Affiliate Guarantor of any of the terms and conditions thereof.

         4.19. Environmental Matters.

                  (a) Borrowers and Affiliate Guarantors shall ensure that the Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                  (b) Borrowers and Affiliate Guarantors shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) Borrowers and Affiliate Guarantors shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers and Affiliate Guarantors shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers or Affiliate Guarantors in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d) In the event any Borrower or Affiliate Guarantor obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's or Affiliate Guarantor's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower or Affiliate Guarantor is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                  (e) Borrowers and Affiliate Guarantors shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower or Affiliate Guarantor to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower or Affiliate Guarantor and the Authority regarding such claims to Agent until the claim is settled. Borrowers and Affiliate Guarantors shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower or Affiliate Guarantor is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

                  (f) Borrowers and Affiliate Guarantors shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower or Affiliate Guarantor shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower or Affiliate Guarantor shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower or Affiliate Guarantor.

                  (g) Promptly upon the written request of Agent from time to time, Borrowers and Affiliate Guarantors shall provide Agent, at Borrowers' or Affiliate Guarantors' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000), Agent shall have the right to require Borrowers or Affiliate Guarantors to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses. The environmental site assessments required hereunder will typically be performed not more than once a year unless (i) Agent reasonably believes, in its sole credit judgment, that environmental circumstances require an additional site assessment, (ii) a Phase 1 Environmental Report requires completion of a Phase 2 environmental study, (iii) a Default or Event of Default has occurred or (iv) such additional site assessment is otherwise required by law.

                  (h) Borrowers and Affiliate Guarantors shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' and Affiliate Guarantors' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' and Affiliate Guarantors' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Sections 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrowers' and Affiliate Guarantors' right, title and interest in and to its owned and leased premises (but only to the extent of the space or area actually leased).

         4.20. Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

         4.21. Affiliate Guaranty.

                  (a) The Guarantee. The Affiliate Guarantors hereby jointly and severally guarantee to the Agent and the Lenders and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of Borrowers to the Agent and the Lenders (such Obligations herein called, collectively, the "Guaranteed Obligations"), in each case strictly in accordance with the terms hereof. The Affiliate Guarantors hereby further jointly and severally agree that if Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Affiliate Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  (b) Obligations Unconditional. The obligations of the Affiliate Guarantors hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this

Agreement, the Notes or any Other Document or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Affiliate Guarantors hereunder shall be absolute and unconditional, joint and several, under and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Affiliate Guarantors hereunder which shall remain absolute and unconditional as described above:

                      (i) at any time or from time to time, without notice to
                  any of the Affiliate Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                      (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                      (iii) the maturity of any of the Guaranteed Obligations
                  shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any Other Document shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                      (iv) any lien or security interest granted to, or in favor of, the Agent as security for any of the Guaranteed Obligations shall fail to be perfected.

                  (c) The Affiliate Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against Borrowers under this Agreement or the Notes or any Other Document, or against any other Person under any other guaranty of, or security for, any of the Guaranteed Obligations.

                  (d) Reinstatement. The obligations of the Affiliate Guarantors hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Affiliate Guarantors jointly and severally agree that they will indemnify each Agent and Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

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

                  (e) Deferral of Subrogation. Each Affiliate Guarantor hereby subordinates to Agent and each Lender its rights of subrogation or contribution against any Borrower, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment by it pursuant to the provisions hereof and further agrees with each Borrower for the benefit of each of its creditors (including, without limitation, Agent and each Lender) that any such payment by it shall constitute a contribution of capital by such Affiliate Guarantor to such Borrower (or an investment in the equity capital of such Borrower by such Affiliate Guarantor) until all Obligations are fully paid and satisfied and all Commitments are terminated.

                  (f) Remedies. The Affiliate Guarantors jointly and severally agree that, as between the Affiliate Guarantors and Agent and Lenders, the Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Affiliate Guarantors for purposes hereof.

                  (g) Instrument for the Payment of Money. Each Affiliate Guarantor hereby acknowledges that its guaranty herein constitutes an instrument for the payment of money.

                  (h) Continuing Guaranty. The guaranty set forth herein is a continuing guaranty, and shall apply to all Guaranteed Obligations, whenever and howsoever arising.

                  (i) Rights of Contribution. The Affiliate Guarantors hereby agree, as between themselves, that if any Affiliate Guarantor shall become an "Excess Funding Guarantor" (as defined below) by reason of the payment by such Affiliate Guarantor of any Guaranteed Obligations, each other Affiliate Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Affiliate Guarantor's "Pro Rata Share" (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the "Excess Payment" (as defined below) in respect of such Guaranteed Obligations. The payment obligation of an Affiliate Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Affiliate Guarantor under the other provisions of this subsection (i) and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes hereof, (x) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, an Affiliate Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (y) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations (z) "Pro Rata Share" means, for any Affiliate Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all assets of such Affiliate Guarantor (excluding any shares of stock or other ownership interests of any other Affiliate Guarantor) exceeds the amount of all the debts and liabilities of such Affiliate Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Affiliate Guarantor hereunder and any obligations of any other Affiliate Guarantor that have been guaranteed by such Affiliate Guarantor) to (ii) the amount by which the aggregate fair saleable value of all assets of all of the Affiliate Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Affiliate Guarantor hereunder) of the Affiliate Guarantors, determined (A) with respect to any Affiliate Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Affiliate Guarantor, as of the date such Affiliate Guarantor becomes an Affiliate Guarantor hereunder.

                  (j) General Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Affiliate Guarantors hereunder, after giving effect to the contribution rights provided in subsection (i) above, would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Affiliate Guarantor, Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  (k) Incorporation of Governing Terms. Each Affiliate Guarantor acknowledges and agrees that, as a Loan Party and, as applicable, a Subsidiary of Borrower, without limitation, it shall be subject to, and bound by, all covenants, agreements, representations and warranties applicable to it set forth in Sections V, VI and VII of this Agreement as fully and completely as Borrower.

V. REPRESENTATIONS AND WARRANTIES.

         Each Loan Party represents and warrants, and represents and warrants as to its respective Subsidiaries, as follows:

         5.1. Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Loan Party's by-laws, certificate of incorporation or other applicable documents relating to such Loan Party's formation or to the conduct of such Loan Party's business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Loan Party or its property is a party or by which it may be bound.

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

         5.2. Formation and Qualification.

                  (a) Each Loan Party, and each of its respective Subsidiaries, is duly incorporated and in good standing under the laws of the state or other jurisdiction listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the jurisdictions listed on Schedule 5.2(a) which constitute all jurisdictions in which qualification and good standing are necessary for such Person to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Person. Each Loan Party has delivered to Agent true and complete copies of its certificate or articles of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

                  (b) The only Subsidiaries of each Borrower are listed on
Schedule 5.2(b).

                  (c) The only Managed Firms of each Borrower are listed on
Schedule 5.2(c).

         5.3. Survival of Representations and Warranties. All representations and warranties of such Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4. Tax Returns. Each Loan Party's federal tax identification number is set forth on Schedule 5.4. Each Loan Party and each of its respective Subsidiaries has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Loan Party and each of its respective Subsidiaries have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending April 26, 1996. The provision for taxes on the books of each Loan Party and each of its respective Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party nor any Subsidiary of such Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5. Financial Statements.

                  (a) The twelve-month cash flow projections of the Borrowers on a consolidated basis for the period from April 28, 2000 through April 25, 2003 and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(a) (the "Projections") were prepared by the Chief Financial Officer of Borrowing Agent, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                  (b) The consolidated and consolidating balance sheets of the Borrowers, their Subsidiaries, their Managed Firms and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of October 29, 1999, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Borrowers, their Subsidiaries and the Managed Firms at such date and the results of their operations for such period. Since October 29, 1999, there has been no change in the condition, financial or otherwise, of Borrowers, their Subsidiaries or the Managed Firms as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers, their Subsidiaries, and the Managed Firms, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. Corporate Name. Except as set forth on Schedule 5.6, no Loan Party has been known by any other corporate name in the past five years and does not sell Inventory under any other name nor has any Loan Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.7. O.S.H.A. and Environmental Compliance. Except as otherwise disclosed on Schedule 5.7:

                  (a) Each Loan Party and each of its respective Subsidiaries has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or any of its respective Subsidiaries relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations which could reasonably be expected to have a Material Adverse Effect on such Person.

                  (b) Each Loan Party and each of its respective Subsidiaries has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                  (c) (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Loan Party or any Subsidiary of such Loan Party; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Loan Party or any Subsidiary of such Loan Party;
(iii) neither the Real Property nor any premises leased by any Loan Party or any Subsidiary of such Loan Party has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Loan Party or any Subsidiary of such Loan Party, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

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

         5.8. Solvency; No Litigation, Violation, Indebtedness or Default.

                  (a) After giving effect to the Transactions, each Loan Party and each of its respective Subsidiaries is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                  (b) Except as disclosed in Schedule 5.8(b), no Loan Party (nor any Subsidiaries of such Loan Parties) has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the substantial likelihood of having a Material Adverse Effect on such Loan Party or Subsidiary of such Loan Party, and (ii) any liabilities nor indebtedness for borrowed money other than the Obligations.

                  (c) No Loan Party nor any Subsidiary of any Loan Party is in violation of any applicable statute, regulation or ordinance (including, without limitation, any state statute, regulation or ordinance regarding the regulation or licensing of architects or engineers) in any respect which could reasonably be expected to have a Material Adverse Effect on such Person, nor is any Loan Party or any Subsidiary of a Loan Party in violation of any order of any court, governmental authority or arbitration board or tribunal.

                  (d) No Loan Party, Subsidiary of a Loan Party, nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party, each Subsidiary of the Loan Parties and each member of the Controlled Group has met all applicable minimum funding requirements under
Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401(a) of the Code (or is established under a prototype document and/or is within the retroactive remedial amendment period for the so called "GUST Amendments") and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Loan Party, Subsidiary of a Loan Party, nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan which is a pension plan under ERISA Section 3(2) exceeds the present value of the accrued benefits and other liabilities of such Plan and no Loan Party, Subsidiary of any Loan Party, nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Loan Party, Subsidiary of any Loan Party, or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Loan Party, Subsidiary of any Loan Party, nor any member of a Controlled Group has incurred any material liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Loan Party, Subsidiary of any Loan Party, nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in
Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Loan Party, each Subsidiary of such Loan Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, within the time period prescribed by ERISA,
(x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR ss.2615.3 has not been waived,
(xi) no Loan Party, Subsidiary of a Loan Party, nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party, Subsidiary of a Loan Party, and any member of the Controlled Group, and (xii) no Loan Party, Subsidiary of a Loan Party, nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Loan Party or its respective Subsidiaries are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and no Loan Party or Subsidiary of such Loan Party is aware of any grounds for any challenge, except as set forth in Schedule
5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Loan Party or its Subsidiaries and all trade secrets used by any Loan Party or its Subsidiaries consist of original material or property developed by such Loan Party or applicable Subsidiary or was lawfully acquired by such Loan Party or Subsidiary of such Loan Party from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Loan Party or the respective Subsidiaries of any Loan Party, such Person is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on
Schedule 5.9 hereto unless the absence of such source and object codes would not result in a Material Adverse Effect.

         5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Loan Party and its respective Subsidiaries (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits (including, without limitation, all licenses required for the conduct of all architects and engineers employed by such Person) required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on such Person.

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

         5.11. Default of Indebtedness. No Loan Party or Subsidiary of such Loan Party is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12. No Default. No Loan Party and no Subsidiary of any Loan Party is in default in the payment of any of its contractual obligations in an amount in excess of One Hundred Thousand Dollars ($100,000) or in the performance of any of its contractual obligations which could reasonably be expected to have a Material Adverse Effect on such Loan Party or Subsidiary of Loan Party and no Default has occurred.

         5.13. No Burdensome Restrictions. No Loan Party and no Subsidiary of such Loan Party is party to any contract or agreement the performance of which could have a Material Adverse Effect on such Loan Party or Subsidiary. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. No Labor Disputes. No Loan Party and no Subsidiary of any Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party's (or its Subsidiaries') employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

         5.15. Margin Regulations. No Loan Party and no Subsidiary of any Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. Investment Company Act. No Loan Party and no Subsidiary of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. Disclosure. No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein not misleading. There is no fact known to any Loan Party or its Subsidiaries or which reasonably should be known to any Loan Party or its Subsidiaries which the Loan Parties have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on any Loan Party or such Loan Party's Subsidiaries.

         5.18. [Intentionally Omitted]

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

         5.19. Swaps. No Loan Party and no Subsidiary of any Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Person has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.20. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or any Subsidiary of any Loan Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21. Application of Certain Laws and Regulations. No Loan Party nor any Subsidiary or Affiliate of any Loan Party is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22. Business and Property of Borrower. Upon and after the Closing Date, no Loan Party nor any Subsidiary of any Loan Party proposes to engage in any business other than business conducted by the Loan Parties and such Subsidiaries on the Closing Date and activities necessary to conduct the foregoing. On the Closing Date, each Loan Party and its respective Subsidiaries will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party or such Subsidiary, as applicable.

         5.23. Regulatory Compliance. Except as would not be reasonably expected to have a Material Adverse Effect, each Loan Party and Subsidiary of any Loan Party has been issued all federal, state and local approvals, Consents, licenses, certificates or permits (including, without limitation, all state licenses required in connection with the provision of architectural and engineering services) required by any applicable Regulatory Body or any Governmental Body necessary for the conduct of such Loan Party's or such Subsidiary's business and has made all filings and registrations required by any Regulatory Body or Governmental Body.

         5.24. Shareholder and Management and Services Agreements. Except for the agreements described in Schedule 5.24, true and complete copies of which have been delivered to Agent, there are no other Shareholders Agreements or Management and Services Agreements.

         5.25. Seller Notes. Except for the promissory notes described in
Schedule 5.25, true and complete copies of which have been delivered to Agent, there are no other Seller Notes and, pursuant to subordination provisions in form and content satisfactory to Agent, all Seller Notes have been fully subordinated to the Indebtedness created hereunder.

         5.26. Year 2000 Compliance. Each Loan Party and each Loan Party's respective Subsidiaries has (i) completed a review and assessment of all material areas within its respective businesses and operations (including those affected by their respective suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (which term, as used herein, shall mean the risk that computer applications used by any Loan Party or Subsidiary of such Loan

Party (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis (a "Year 2000 Plan"), and
(iii) to date, implemented that plan in accordance with its terms. Each of the Loan Parties and each Subsidiary of such Loan Parties reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its respective businesses and operations are currently capable of performing properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

VI. AFFIRMATIVE COVENANTS.

         Until payment in full of the Obligations and termination of this Agreement, each Borrower shall, and shall cause each other Loan Party and each other Subsidiary of Borrower or any Loan Party to:

         6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Lock-Box Accounts, Concentration Accounts or similar blocked account arrangement as provided for in Section 4.15(d). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

         6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Loan Party or Subsidiary of such Loan Party; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Loan Party or Subsidiary of such Loan Party.

         6.3. Violations.

                  (a) Promptly notify Agent in writing of any violation of any material Regulatory License or Approval, law, statute, regulation or ordinance of any applicable Regulatory Body, or of any agency thereof, applicable to any Loan Party or Subsidiary of any Loan Party.

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

                  (b) Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party or Subsidiary of any Loan Party which could reasonably be expected to have a Material Adverse Effect on any such Loan Party or Subsidiary.

         6.4. Government Receivables. At Agent's reasonable request, use its reasonable best efforts to take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

         6.5. Net Worth. Maintain a Net Worth as of the end of each fiscal quarter, beginning with the fiscal quarter of the Borrowers ending April 30, 2000, equal to the sum of (i) [*] (the "Base Amount"), plus (ii) a cumulative sum, determined by adding together for each fiscal quarter of the Borrowers ending subsequent to the fiscal quarter ending October 29, 1999, an amount equal to [*] of Borrowers' net income, on a consolidated basis, for each such fiscal quarter, determined in accordance with GAAP consistently applied on a basis consistent with prior practices (without giving credit for any losses, however).

         6.6. Leverage Ratio. Maintain as of the end of each fiscal quarter of the Borrowers, beginning with the fiscal quarter of the Borrowers ending on April 30, 2000, a Leverage Ratio, determined for the four (4) consecutive fiscal quarters ending on each such fiscal quarter end date, not to exceed [*].

         6.7. Senior Leverage Ratio. Maintain as of the end of each fiscal quarter of the Borrowers, beginning with the fiscal quarter of the Borrowers ending on April 30, 2000, a Senior Leverage Ratio, determined for the four (4) consecutive fiscal quarters ending on each such fiscal quarter end date, not to exceed [*].

         6.8. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in an amount not to exceed: [*] in any fiscal year.

         6.9. Fixed Charge Coverage Ratio Beginning with the fiscal quarter of the Borrowers ending on April 30, 2000, and continuing on a quarterly basis thereafter at the end of each fiscal quarter, maintain a Fixed Charge Coverage Ratio for the four (4) consecutive fiscal quarters ending on each such date, of not less than: (i) [*], through the fiscal quarter ending October 31, 2000;
and (ii) [*], commencing with the fiscal quarter ending January 31, 2001 and thereafter.

         6.10. Senior Fixed Charge Coverage Ratio. Beginning with the fiscal quarter of the Borrowers ending on April 30, 2000, and continuing on a quarterly basis thereafter at the end of each fiscal quarter, maintain a Senior Fixed Charge Coverage Ratio for the four (4) consecutive fiscal quarters ending on each such date, of not less than: (i) [*], through the fiscal quarter ending October 31, 2000; and (ii) [*], commencing with the fiscal quarter ending January 31, 2001 and thereafter.

*Confidential portion has been omitted and filed separately with the
 Commission.
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

         6.11. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral (including, without limitation, Subordination Agreements for all Seller Notes issued subsequent to the Closing Date, an Assignment of Acquisition Rights to be executed in connection with any Approved Acquisition, a Collateral Assignment of Shareholder Agreements or Collateral Assignment of Management and Services Agreements to be executed in connection with any Shareholder Agreement or Management and Services Agreement issued subsequent to the Closing Date, Stock Pledge Agreements for any Person that, subsequent to the Closing Date, becomes a Subsidiary of Borrower or any Subsidiary of such Subsidiary and Shareholder Pledge Agreements for any Person that, subsequent to the Closing Date, becomes a Managed Firm), and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

         6.12. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party or Subsidiary of any Loan Party shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.13. Standards of Financial Statements. Cause all Financial Reports referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.14. Exercise of Rights. Enforce all of its rights under the Acquisition Documents executed in connection with any Approved Acquisition, including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

         6.15. Shareholder and Management and Services Agreements Each Managed Firm shall at all times (a) maintain a Shareholder Agreement with its respective principle shareholders (as such term is defined by Agent in its reasonable credit judgment); each such Shareholder Agreement to be in substantially the form delivered to Agent pursuant to this Agreement. HLM shall at all times maintain a Management and Services Agreement with each Subsidiary of any Borrower, each Subsidiary of any Subsidiary of Borrower and each Managed Firm; each such Management and Services Agreement to be in substantially the form delivered to Agent pursuant to this Agreement.

         6.16. Landlord and Warehouseman Waivers. The Loan Parties shall use their best efforts to deliver to the Agent within thirty (30) days following the Closing Date waivers of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Agent under each existing lease, warehouse agreement or similar agreement to which any Loan Party is a party; provided that such waivers will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and each Loan Party will obtain waivers of both contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Agent in connection with each new lease, warehouse agreement or similar agreement entered into by such Loan Party.

         6.17. Off-Premises Audit. Borrower shall provide Agent with written notice of any proposed Acquisition in a sufficient amount of time in advance of such proposed Acquisition for Agent to assemble a schedule of information ("Schedule of Information") required by it in connection with the approval of such Acquisition under this Agreement. Upon receipt by Borrower of such Schedule of Information, Borrower shall gather such information as to the Acquisition Target (as defined in the definition of "Approved Acquisition" in Section 1.2 hereof) and deliver the same to Agent within a reasonable amount of time (such delivery of information, the "Off-Premises Audit"). In the event that Agent, in its sole reasonable judgment, believes that the Off-Premises Audit fails to provide sufficient information for the Acquisition approval process contemplated under this Agreement, the agent shall be permitted to conduct an on-premises field audit, provided that any representative of Agent shall, as to the Acquisition Target, (A) represent himself or herself as a member of the Borrower's audit team and (B) coordinate and arrange any such on-premises field audit with Borrower in its reasonable discretion.

         6.18. Indemnification Agreement. Contemporaneously with the acquisition of any Real Property (other than Leasehold Interests), each Loan Party shall execute an Indemnification Agreement in substantially the form of Exhibit 6.16 hereto.

         6.19. Release of Liens. All UCC termination statements and other releases of Liens and security interests (other than the pay-off letters acknowledging the release of such Liens and security interests which shall be delivered to Agent on the Closing Date in connection with the Indebtedness being refinanced with the proceeds of the initial Advances) related to the Indebtedness being refinanced with the proceeds of the initial Advances shall be executed and delivered to Agent in proper form for filing within five (5) Business Days following the Closing Date.

         6.20. Lock-Box Agreements. The Borrower shall deliver to the Agent within thirty (30) days following the Closing Date duly executed Lock Box Agreements with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral.

         6.21. Year 2000 Compliance. Subsequent to the Closing Date, each Loan Party and each Subsidiary of any Loan Party shall continue to take all actions necessary or reasonably advisable to resolve any Year 2000 Problem and ensure that the Loan Parties will continue to be Year 2000 Compliant.

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

VII. NEGATIVE COVENANTS.

         Until satisfaction in full of the Obligations and termination of this Agreement, no Borrower shall, and shall not permit any other Loan Party, any Subsidiary of Borrower or any Subsidiary of any other Loan Party to:


         7.1. Merger, Consolidation, Acquisition and Sale of Assets.

                  (a) Except for Approved Acquisitions, enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Capital Stock of any Person or permit any other Person to consolidate with or merge with it.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business.

         7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the ordinary course of business up to an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding and (c) the endorsement of checks in the ordinary course of business.

         7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than one hundred eighty (180) days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than one hundred eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof and (e) Capital Stock acquired pursuant to an Approved Acquisition.

         7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business and (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of One Hundred Thousand Dollars ($100,000) at any time outstanding; provided, however, that advances, loans or extensions of credit to Foreign Subsidiaries of any Loan Party which are otherwise permitted hereunder shall not in the aggregate at any time outstanding exceed One Million Dollars ($1,000,000).

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

         7.6. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock, preferred stock or other ownership interests of any Loan Party or any Subsidiary of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock or other ownership interests, or of any options to purchase or acquire any such shares of common or preferred stock or other similar ownership interests of any Loan Party or any Subsidiary of any Loan Party.

         7.7. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) of any Loan Party or any Subsidiary of any Loan Party except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under Section 6.7 hereof; provided, however, that the maximum aggregate amount outstanding at any time of such Indebtedness under clause (ii) hereof shall not exceed those limits prescribed in Section 6.7 hereof; (iii) Indebtedness evidenced by Seller Notes issued in connection with an Approved Acquisition, provided, that the holder of such Seller Note executes a Subordination Agreement in substantially the form of
Exhibit 5.25; and (iv) the existing Indebtedness described on Schedule 7.7.

         7.8. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.9. Transactions with Affiliates. Except as set forth on Schedule 7.9 hereto, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate or any officer or director of any Loan Party or Affiliate of any Loan Party, except, provided that no Event of Default shall have occurred and be continuing,
(a) transactions disclosed in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate or such officer or director and
(b) the management by HLM of its Subsidiaries and the Managed Firms as outlined in the Management and Services Agreements.

         7.10. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 6.7 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed Five Million Dollars ($5,000,000) in any one fiscal year.

         7.11. Subsidiaries and Managed Firms.

                  (a) Form any Subsidiary except pursuant to an Approved Acquisition; provided, however, that (i) any Subsidiary which is established, created or acquired hereafter either pursuant to an Approved Acquisition or otherwise with the prior written consent of the Required Lenders, shall, as soon as practicable after, but in any event, not later than fifteen (15) days' after, its establishment, creation or acquisition, become an Affiliate Guarantor by its execution and delivery to Agent of a Joinder Agreement in substantially the same form of Exhibit 7.11 hereto and (ii) the Parent of such new Subsidiary shall execute a pledge agreement


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

in substantially the same form as the Stock Pledge Agreement; and provided further that Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

                  (b) Enter into any Management and Services Agreement (except in connection with an Approved Acquisition) with any other Person without the prior written consent of the Required Lenders; provided, however, that (i) any Person which, after entering into a Management and Services Agreement with the prior written consent of the Required Lenders, shall, as soon as practicable after, but in any event, not later than thirty (30) days' after, the execution of such Management and Services Agreement, become an Affiliate Guarantor by its execution and delivery to Agent of a Joinder Agreement in substantially the same form of Exhibit 7.11 hereto and (ii) the principal shareholders of such new Managed Firm shall execute a pledge agreement in substantially the same form as the Shareholder Pledge Agreement; and provided further that Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

                  (c) Except for the retention of consultants in the ordinary course and those entities set forth on Schedule 7.11 hereto, enter into any partnership, joint venture or similar arrangement; provided, however, that no Loan Party or Subsidiary of any Loan Party shall invest or otherwise transfer more than Twenty-five Thousand Dollars ($25,000) in any single entity listed on such Schedule 7.11 the Loan Parties shall at no time have investments outstanding in such joint venture entities which equal in the aggregate more than Two Hundred Thousand Dollars ($200,000).

         7.12. Fiscal Year and Accounting Changes. Change its fiscal year from April 30 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.13. Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party's business as conducted on the date of this Agreement.

         7.14. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or provision of its Articles of Incorporation or By-Laws unless required by law.

         7.15. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d) (or substantially similar replacement plans), plans which do not involve material employer contributions or any Plan arising in connection with an Approved Acquisition for a period of up to two (2) years following the closing date of such Approved Acquisition, (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower, Loan Party, Subsidiary of


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

any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Borrower, Loan Party, Subsidiary of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the material requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.16. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party or any Subsidiary of any Loan Party.

         7.17. Other Agreements. Enter into any material amendment, waiver or modification of the Management and Services Agreements, the Shareholder Agreements or any related agreements.

         7.18. Changes Relating to Subordinated Indebtedness. Borrowers will not, and will not permit any of the other Loan Parties or any Subsidiary of any Loan Party, directly or indirectly, to change or amend the terms of any Subordinated Indebtedness (including, without limitation all Seller Notes) if the effect of any such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add or change any covenant with respect to such Indebtedness; (d) change the prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrowers, any of such other Loan Parties, any Subsidiary of any Loan Party, the Agent or any Lenders.

VIII. CONDITIONS PRECEDENT.

         8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

                  (b) Filings, Registrations, Recordings and Searches. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be


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filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly signed and delivered to Agent. The Agent shall also have received UCC, tax and judgment lien searches with respect to each Loan Party in such jurisdictions as the Agent shall require, and the results of such searches shall be satisfactory to the Agent;

                  (c) Corporate Proceedings. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement, the Notes, and any related agreements (collectively the "Documents") to which each is party; (ii) the granting by each Loan Party of the security interests in and liens upon the Collateral; and (iii) the guarantee by each Affiliate Guarantor of the Guaranteed Obligations, in each case certified by the Secretary or an Assistant Secretary of each Loan Party as of the Closing Date and such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Incumbency Certificates. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of each Loan Party, executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation, Articles of Organization or Partnership Agreement of each Loan Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws or Operating Agreement of each Loan Party and all agreements of each Loan Party's shareholders certified as accurate and complete by the Secretary of each Loan Party;

                  (f) Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Loan Party's jurisdiction of incorporation or organization and each jurisdiction of qualification where the conduct of each Loan Party's business activities or the ownership of its properties and the absence of such good standing status could reasonably result in a Material Adverse Effect;

                  (g) Legal Opinion. Agent shall have received the executed legal opinions of Karen Kaplan, in-house legal counsel to HLM, as to corporate matters and Underwood, Kinsey, Warren & Tucker, P.A., outside legal counsel to the Loan Parties, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, and related agreements as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

                  (h) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (i) Collateral Examination. Agent shall have completed Collateral examinations and received any requested appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest, and Equipment of each Borrower and all books and records in connection therewith;

                  (j) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

                  (k) Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) certified copies of each Loan Party's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and (ii) certified copies of each Loan Party's liability insurance policies, together with endorsements naming Agent as a co-insured.

                  (l) Payment Instructions. Agent shall have received written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (m) Concentration Account Agreements. Agent shall have received duly executed Concentration Account Agreements with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral.

                  (n) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (o) No Adverse Material Change. (i) since October 29, 1999, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Lenders shall have been proven to be inaccurate or misleading in any material respect;

                  (p) Stock Pledge Agreement and Other Documents. Agent shall have received (i) the executed Stock Pledge Agreement, (ii) a collateral assignment of HLM's rights under the Management and Services Agreements, (ii) a collateral assignment of HLM's rights under the Shareholder Agreements, (iii) a Shareholder Pledge Agreement for each Managed Firm executed by the principal shareholders of such Managed Firm and (iv) the executed Other Documents, all in form and substance satisfactory to Agent;

                  (q) Seller Notes. Agent shall have received copies of all Seller Notes in existence on Closing Date.

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

                  (r) Pay-Off Letters. Agent shall have received pay-off letters in form and substance satisfactory to the Agent in regard to all Indebtedness being refinanced with the proceeds of the initial Advances.

                  (s) Contract Review. Agent shall have reviewed all material contracts of Borrowers including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

                  (t) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of the Closing Date, (ii) the Loan Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and
(iii) on such date no Default or Event of Default has occurred or is continuing;

                  (u) Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

                  (v) Undrawn Availability. After giving effect to the initial Revolving Advances hereunder, the payment of all closing costs associated herewith (regardless whether required to be paid on the Closing Date) and the bringing current of all trade accounts payable more than sixty (60) days past due, Borrowers shall have Undrawn Availability of at least $1,500,000; and

                  (w) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent, Lenders and their counsel.

         8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that they relate to an earlier date or may be untrue or incorrect solely as a result of occurrences permitted under this Agreement);

                  (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders, in their sole credit judgment, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

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

                  (c) Maximum Revolving Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof; and

                  (d) Maximum Letters of Credit. In the case of any Letters of Credit requested to be made, after giving effect thereto, the aggregate face amount and reimbursement obligations outstanding in respect of Letters of Credit shall not exceed the Maximum Amount permitted under Section 2.10.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

         8.3. Conditions to Each Capital Expenditure Loan. The agreement of Lenders to make any Capital Expenditure Loan is subject to satisfaction of the following conditions precedent: (a) receipt by Agent of (i) a copy of the invoice relating to the Equipment being purchased, (ii) evidence that such Equipment has been shipped to a Borrower, (iii) evidence that the requested Capital Expenditure Loan does not exceed eighty percent (80%) of the net invoice cost of such Equipment purchased by Borrower (which shall be exclusive of shipping, handling, taxes, installation and all other "soft" costs), (iv) evidence of payment by Borrowers or a request by Borrowers for Agent to pay a vendor for such Equipment, and (v) such other documentation and evidence that Agent may request; and (b) after giving effect thereto, the aggregate Capital Expenditure Loans shall not exceed the Maximum Capital Expenditure Loan Amount.

IX. INFORMATION AS TO BORROWERS.

         Until satisfaction in full of the Obligations and the termination of this Agreement, each Borrower shall, and shall cause each other Loan Party and each Subsidiary of each Loan Party to:

         9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Loan Party's or any respective Subsidiary's reclamation or repossession of, or the return to any Loan Party or any Subsidiary of any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2. Schedules. Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable agings and (b) accounts payable schedules. In addition, each Loan Party will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules,
(ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and
(iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be


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

in form satisfactory to Agent and executed by each Loan Party and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Loan Party's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3. Environmental Reports. (a) Concurrently with the delivery of the Financial Reports referred to in Section 9.7 and (b) to the extent that Borrowers or Affiliate Guarantors become owners of any real property, concurrently with the delivery of the Financial Reports referred to in Section
9.8 or at the request of Agent, furnish Agent with a certificate signed by the President of each Loan Party or Subsidiary of such Loan Party, in the form of
Exhibit 9.3 hereto, stating, to the best of his knowledge, that each Loan Party or applicable Subsidiary is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any such Person is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Person will implement in order to achieve full compliance.

         9.4. Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Loan Party or any Subsidiary of any Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on any Loan Party or any Subsidiary of any Loan Party.

         9.5. Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party or its Subsidiaries as of the date of such statements; (c) any accumulated retirement plan funding deficiency under Section 412 which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party , any Subsidiary of any Loan Party or any member of the Controlled Group of a Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party or Subsidiary of a Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Loan Party or Subsidiary of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action that such Persons propose to take with respect thereto.

         9.6. Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts previously unreported to Agent between any Loan Party and the United States, any state, or any department, agency or instrumentality of any of them.

         9.7. Annual Financial Statements. Furnish Agent within 90 days after the end of each fiscal year of Borrowers, the Financial Reports for such fiscal year. The report of the Accountants shall be accompanied by (a) any management letter delivered by such Accountants


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

to Borrowers and (b) a statement of the Accountants certifying that (i) the Financial Reports for such fiscal year have been audited in accordance with GAAP, (ii) the opinion given by such Accountants as to the Financial Reports delivered under this Section is an unqualified opinion (iii) they have reviewed sections of this Agreement, including, without limitation, Sections 6.5, 6.6, 6.7, 6.8 and 7.10, (iv) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under Sections 6.5, 6.6, 6.7, or
6.8 and 7.10 of this Agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing. In addition, the Financial Reports shall be accompanied by a certificate of each Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, the Financial Reports being delivered pursuant to this
Section 9.7 have been prepared in compliance with GAAP, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8 and 7.10 hereof such certificate and calculations to be substantially in the form of
Exhibit 9.7 hereto.

         9.8. Quarterly Financial Statements. Furnish Agent within 45 days after the end of each fiscal quarter, the Financial Reports for such fiscal quarter. The Financial Reports shall be accompanied by a certificate signed by the Chief Financial Officer of each Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, the Financial Reports being delivered pursuant to this Section 9.8 have been prepared in compliance with GAAP, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8 and 7.10 hereof.

         9.9. Monthly Financial Statements. Furnish Agent within 30 days after the end of each month, the Financial Reports for such month. The Financial Reports shall be accompanied by a certificate of each Borrower's Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, the Financial Reports being delivered pursuant to this Section 9.9 have been prepared in compliance with GAAP, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8 and 7.10 hereof.

         9.10. Borrowing Base Certificate. Deliver to Agent a certificate of each Borrower's Chief Financial Officer (a "Borrowing Base Certificate") in the form of Exhibit 9.10 hereto which shall state Borrower's Formula Amount as of the date thereof and which shall attach the calculation of such Formula Amount. This Borrowing Base Certificate shall be delivered on that Business Day closest to the middle of each Business Period (for example, for the Business Periods of four (4) weeks, the Business Day closest to the 15th day of such Business Period; and


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for the Business Periods of five (5) weeks, the Business Day closest to the 17th or 18th day of such Business Period, as applicable) and on the last Business Day during the applicable Business Period.

         9.11. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Loan Party or Subsidiary of any Loan Party shall send to its stockholders.

         9.12. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by the Loan Parties and their respective Subsidiaries including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Party's opening of any new office or place of business or any Loan Party's closing of any existing office or place of business, (c) at least thirty (30) days prior thereto, notice of any Loan Party's name change or change of identity or corporate structure,
(d) at least thirty (30) days prior thereto, notice of any Loan Party's change of the location of its chief executive office and (e) promptly upon any Loan Party's or any Subsidiary of any Loan Parties learning thereof, notice of any labor dispute to which any Loan Party or Subsidiary of any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party or Subsidiary of any Loan Party is a party or by which any Loan Party or any Subsidiary of any Loan Party is bound.

         9.13. Projected Operating Budget. Furnish Agent, no later than thirty
(30) days prior to the beginning of each Borrower's fiscal years commencing with its fiscal year beginning May 1, 2000, a month by month projected operating budget and cash flow of Borrowers on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.14. Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the Financial Reports referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.13 and a discussion and analysis by management with respect to such variances.

         9.15. Notice of Suits, Adverse Events. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Loan Party or any Subsidiary of any Loan Party by any Governmental Body or any other Person that is material to the operation of such Person's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party or any Subsidiary of any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any such


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Loan Party or Subsidiary, or if copies thereof are requested by Agent or any
Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

         9.16. Notice of Regulatory Issues. Furnish Agent with prompt notice of
(i) any lapse or other termination of any Consent or any material Regulatory License or Approval issued to any Loan Party or any Subsidiary of any Loan Party by any applicable Regulatory Body or (ii) any refusal by any applicable Regulatory Body or any other Person to renew or extend any such Consent or Regulatory License or Approval; and promptly provide Agent with (x) copies of any periodic or special reports filed by any Loan Party or any Subsidiary of any Loan Party with any applicable Regulatory Body, if such reports indicate any material change in the business, operations, affairs or condition of any such Loan Party or Subsidiary, or if copies thereof are requested by Agent or any Lender and (y) copies of any material notices and other communications from any Regulated Body which specifically relate to any Loan Party or its Subsidiaries.

         9.17. ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party, Subsidiary of any Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party, Subsidiary of Loan Party or any member of the Controlled Group with respect to such request, (iv) to the extent it would constitute a Material Adverse Effect, any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party, Subsidiary of any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party, Subsidiary of any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party, Subsidiary of any Loan Party or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party, Subsidiary of any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party, Subsidiary of any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Loan Party, Subsidiary of any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemploy-


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er Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.18. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X. EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

         10.2. any representation or warranty made or deemed made by any Loan Party in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3. failure by any Loan Party to (i) furnish financial information when due which is unremedied for a period of fifteen (15) days, (ii) furnish financial information when requested which is unremedied for a period of fifteen
(15) days following receipt by Borrowers of written notice by Agent or (iii) permit the inspection of its books or records in accordance with the provisions of Section 4.10;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party's property or any property of any Subsidiary of any Loan Party which is not stayed or lifted within thirty (30) days;

         10.5. (a) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.15, 6.17, 6.18, 6.19, 6.20, 9.7, 9.8,
9.9, 9.10 or Article VII of this Agreement;

                  (b) except as otherwise provided for in Sections 10.1, 10.3 or 10.5(a), failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Loan Party and Agent or any Lender; which is not cured within fifteen (15) days from Borrowers' receipt of written notice from Agent of the occurrence of such failure or neglect;

         10.6. any judgment or judgments are rendered or judgment liens filed against any Loan Party or any Subsidiary of any Loan Party for an aggregate amount in excess of Two Hundred Thousand Dollars ($200,000), exclusive of insurance for which the insurer has admitted liability,


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which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record unless such judgment or judgment lien shall be contested by the applicable Loan Party or Subsidiary in good faith and Borrowers establish reserves in an amount satisfactory to the Required Lenders;

         10.7. any Loan Party or any Subsidiary of any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.8. any Loan Party or any Subsidiary of any Loan Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9. any change in any Loan Party's condition or affairs (financial or otherwise) or the condition or affairs of any Subsidiary of any Loan Party (financial or otherwise) which in Agent's sole credit judgment has a Material Adverse Effect;

         10.10. any Lien created hereunder or provided for hereby or under any related agreement, other than a Permitted Encumbrance, for any reason ceases to be or is not a valid and perfected Lien having a first priority interest and such occurrence is not the result of any failure on the part of Agent to file or maintain any necessary filings;

         10.11. a default of the obligations of any Loan Party or any Subsidiary of any Loan Party under any agreements related to Indebtedness or any operating lease obligations shall occur and is not cured within any applicable grace period or a default of the obligations of any Loan Party or any Subsidiary of any Loan Party under any other agreement to which it is a party shall occur, either of which materially adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

         10.12. termination or breach of the Stock Pledge Agreement, the Shareholders Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Pledgor (as defined in the Stock Pledge Agreement) or any principal shareholder of the Managed Firms attempts to terminate, challenges the validity of, or its liability under, the Stock Pledge Agreement, Shareholders Pledge Agreement or similar agreement;

         10.13. a default by HLM under any Management and Services Agreement shall occur and is not cured within any applicable grace period;

         10.14. any Management and Services Agreement or Shareholder Agreement is terminated without the consent of the Agent;

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         10.15. any Change of Control shall occur;

         10.16. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent and such occurrence is not a result of any action or inaction of the Agent, the Lenders or any Issuer;

         10.17. (i) any applicable Regulatory Body shall (a) revoke, terminate, suspend or modify any of the Regulatory Licenses or Approvals of any Loan Party or any Subsidiary of any Loan Party and such revocation, termination, suspension or modification could reasonably be expected to have a Material Adverse Effect , or (b) commence proceedings to suspend, revoke, terminate or adversely modify any such Regulatory License or Approval and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any Regulatory License or Approval and the staff of such applicable Regulatory Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such Regulatory License or Approval; (ii) any applicable Regulatory Body shall revoke, terminate, suspend or modify any approval status, registration status, license, permit or similar right of any of the Loan Parties or the Subsidiaries of such Loan Parties and such revocation, termination, suspension or modification could reasonably be expected to have a Material Adverse Effect;

         10.18. (i) any Governmental Body shall (a) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Loan Party or any Subsidiary of any Loan Party, the continuation of which is material to the continuation of any Loan Party's business or the business of any Subsidiary of any Loan Party, or (b) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty
(60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Loan Party's business or the business of any Subsidiary of any Loan Party and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Loan Party's business or the business of any Subsidiary of any Loan Party shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Loan Party or its Subsidiaries;

         10.19. any portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party or any original owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the sole credit judgment of Agent, upon final determination, result in material impairment or loss of the security provided by this Agreement or the Other Documents;

         10.20. an event or condition specified in Sections 7.15 or 9.17 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall incur a liability to a participant, Plan, the PBGC, the United States


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Department of Labor, the Internal Revenue Service or other governmental agency which, in the reasonable judgment of Agent, would have a Material Adverse Effect on any Loan Party or any Subsidiary of any Loan Party.

XI. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders, all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any Loan Party or any Subsidiary of any Loan Party in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any such Loan Party or Subsidiary. Upon the occurrence of any Event of Default, (x) no Borrower or Affiliate Guarantor may make any payment of interest, principal, fees or other payment of any kind on the Seller Notes or otherwise for the account of the holder of any such Seller Note and (y) Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any Loan Party's premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require the Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give the Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Loan Party's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with Inventory for the purpose of disposing of such Inventory.

         11.2. Application of Proceeds. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and


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expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; third, to fees payable in connection with this Agreement; fourth, to furnish to Agent cash collateral in an amount not less than 105% of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance satisfactory to Agent; and, fifth, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

         11.3. Agent's Discretion. Agent shall have the right in its sole credit judgment to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

         11.4. Setoff. In addition to any other rights which Agent, any Lender, any Accepting Bank, Bank or any Issuer may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent, such Lender, such Accepting Bank, Bank and such Issuer shall have a right to apply any Loan Party's property held by Agent, such Lender, such Issuer, such Accepting Bank or such Bank to reduce the Obligations.

         11.5. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1. Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH


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CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT
A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. EFFECTIVE DATE AND TERMINATION.

         13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until February __, 2003 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) three percent (3%) of the aggregate Commitments made to Borrower on the Closing Date if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) two percent (2%) of the aggregate Commitments made to Borrower on the Closing Date if the Early Termination Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, (z) one percent (1%) of the aggregate Commitments made to Borrower on the Closing Date if the Early Termination Date occurs on or after the second anniversary of the Closing Date and prior to the last day of the Term; provided, however, that such early termination fee shall be waived in full by the Lenders in the event the Obligations are prepaid in full prior to the last day of the Term due to the occurrence of (A) a public offering of the common stock of HLM the proceeds of which are sufficient to prepay the Obligations in full or (B) the Required Lenders unreasonably withhold the approval of an Acquisition (such that acquisition of an Acquisition Target is not deemed an Approved Acquisition hereunder) or all Lenders unreasonably refuse a request by Borrowing Agent for an increase in the total Commitments extended under this Agreement.

         13.2. Termination. The termination of the Agreement shall not affect any Loan Party's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing


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office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV. REGARDING AGENT.

         14.1. Appointment. Each Lender hereby designates IBJW to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections
3.3 and 3.4), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. None of Agent, any Lender, Bank, any Accepting Bank or any Issuer nor any of their respective officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or
(ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

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

         14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent, any Issuer, any Accepting Bank or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower or other Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and
(ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Loan Party, or the existence of any Event of Default or any Default.

         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers. If no such successor Agent is appointed at the end of such sixty (60) day period, Agent may designate one of the Lenders as a successor Agent.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care. The rights of the Agent vis-a-vis the Loan Parties in


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respect of the provisions of this Section 14.5 are further outlined in the standard form Advances and Reports Authority Agreement in substantially the form of Exhibit 14.5 hereto.

         14.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Loan Party referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent, each Issuer, and each Accepting Bank in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent, such Issuer and such Accepting Bank in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the indemnified party's gross (not mere) negligence or willful misconduct.

         14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         14.9. Delivery of Documents. To the extent Agent receives documents and information from any Borrower pursuant to Section 9.7 through and including 9.9 of this Agreement, Agent will promptly furnish such documents and information to Lenders.

         14.10. Borrowers' Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

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XV. BORROWING AGENCY.

         15.1. Borrowing Agency Provisions.

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                  (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of Agent, any Accepting Bank, any Issuer or any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent, Bank, each Issuer, each Accepting Bank and each Lender and holds Agent, Bank, each Issuer, each Accepting Bank and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent, Bank, any Issuer, any Accepting Bank or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

         15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI. MISCELLANEOUS.

         16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly


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within the State of New York. Any judicial proceeding brought by or against any
Loan Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by service upon CT CORPORATION SYSTEM which each Loan Party irrevocably appoints as such Borrower's Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

         16.2. Entire Understanding

                  (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, each Affiliate Guarantor, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower's, each Affiliate Guarantor's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower and each Affiliate Guarantor acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers and Affiliate Guarantors may, subject to the provisions of this Section 16.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers and the Affiliate Guarantors, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent, Borrowers or Affiliate Guarantors thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

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

                      (i) increase the Commitment Percentage of any Lender.

                      (ii) extend the maturity of any Note or the due date for
                  any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement.

                      (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b).

                      (iv) release any Collateral during any calendar year
                  (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $500,000.

                      (v) change the rights and duties of Agent.

                      (vi) increase the Advance Rates above the Advance Rates in effect on the Closing Date.

                      (vii) increase (x) the aggregate principal amount of the
                  Term Loan, (y) the Maximum Capital Expenditure Loan Amount, or
                  (z) Maximum Revolving Advance Amount or permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred ten percent (110%) of the Formula Amount.

                      (viii) release any Affiliate Guarantor from its
                  obligations arising hereunder or under the Other Documents.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Affiliate Guarantors, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Affiliate Guarantors, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

                  (c) In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower. In the event IBJW elects to require any Lender to assign its interest to IBJW or to the Designated Lender, IBJW will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to IBJW or the Designated Lender no later than five (5) days


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following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, IBJW or the Designated Lender, as appropriate, and Agent.

Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to one hundred and ten percent (110%) of the Formula Amount for up to thirty (30) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral which was previously deemed to be Eligible Receivables becoming ineligible or collections of Receivables which were applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds.

         16.3. Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Loan Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                  (c) Any Lender may (i) with the consent of Agent, which consent shall not be unreasonably withheld or delayed, and (ii) absent the occurrence and continuation of any Default or any Event of Default, with the consent of the Borrowing Agent, which consent shall not be unreasonably withheld or delayed, sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than Five Million Dollars ($5,000,000), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender


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

thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a notation for that purpose; provided, however, that such transferor Lender shall remain bound by the confidentiality provisions of Section 16.15 hereof. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $2,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) The Loan Parties authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning the Loan Parties which has been delivered to such Lender by or on behalf of the Loan Parties pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrowers.

                  (f) Each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrowing Agent and Agent within fifteen (15) days after the date on which such Lender becomes a Lender pursuant to Section 16.3(c) hereof, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in the form set forth in Exhibit 16.3(A) or 16.3(B), as applicable, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001) or under
Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to Borrowing Agent and Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in the form set forth in Exhibit 16.3(A) or 16.3(B), as applicable, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to Borrowing

Agent pursuant to this Section 16.3(f). Further, each Lender which delivers a certificate in the form of Exhibit 16.3(A) covenants and agrees to deliver to Borrowing Agent within fifteen (15) days prior to February 1, 2001 (if this Agreement is still in effect on such date), and every anniversary of such date thereafter on which this Agreement is still in effect, two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder) and a certificate in the form of Exhibit 16.3(A) and each Lender that delivers a certificate in the form of Exhibit 16.3(B) covenants and agrees to deliver to Borrowing Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, two accurate and complete original signed copies of Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder) and a certificate in the form of Exhibit 16.3(B). Each such certificate shall certify as to one of the following:

                      (i) that such Lender is capable of receiving payments of
                  interest hereunder without deduction or withholding of United States of America federal income tax; or

                      (ii) that such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein.

                  Each Lender shall promptly furnish to Borrowing Agent such additional documents as may be reasonably required by Borrowing Agent to establish any exemption from or reduction of any taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

         16.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations, provided, however, that absent the occurrence of an Event of Default hereunder, Agent shall not apply the proceeds of Collateral to prepay outstanding Term Loans and Capital Expenditure Loans except as specifically set forth in Section 2.15 hereof. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         16.5. Indemnity. Each Loan Party shall indemnify Agent, Bank, each Issuer, each Accepting Bank, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent, Bank, such Issuer, such Accepting Bank or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent, Bank, any Issuer, any Accepting Bank or any Lender is a party thereto, except to the extent that any of the foregoing, as determined by a court of competent jurisdiction in a final proceeding, arises out of the gross (not mere) negligence or willful misconduct of the party being indemnified.

         16.6. Notice. Any notice or request hereunder may be given to any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A)  If to Agent or to
              IBJW as Lender at:       IBJ Whitehall Business Credit Corporation
                                       One State Street
                                       New York, New York 10004
                                       Attention:Joseph Zautra
                                       Telephone:(212) 858-2563
                                       Telecopier:(212) 858-2151

              with a copy to:          King & Spalding
                                       191 Peachtree Street
                                       Atlanta, Georgia  30303-1763
                                       Attention:Gerald T. Woods, Esq.
                                       Telephone:(404) 572-4600
                                       Telecopier:(404) 572-5100

         (B) If to a Lender other than Agent or IBJW, as specified on the signature pages hereof

         (C)  If to Borrowing Agent
              or any Loan Party, at:   HLM Design, Inc.
                                       121 West Trade Street, Suite 2950
                                       Charlotte, NC 28202
                                       Attention:Vernon B. Brannon, S.V.P.
                                       Telephone:704-358-0779
                                       Telecopier:704-358-0229

              with a copy to:          Underwood Kinsey Warren & Tucker, P.A.
                                       2020 Charlotte Plaza
                                       201 South College Street
                                       Charlotte, NC 28244-2020
                                       Attention:Shirley J. Linn, Esq.
                                       Telephone:704-333-1200
                                       Telecopier:704-377-9630

         16.7. Survival. The obligations of Borrowers or any other Loan Party under Section 2.2(g); Sections 3.8, 3.9, 3.10, to the extent that Borrower's obligations thereunder did not come into effect until after termination of this Agreement, such as, but not limited, by retroactive application of pertinent laws or regulations; Section 4.19(h); Section 14.7; and Section 16.5; each shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         16.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         16.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Loan Party, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations.

         16.10. Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         16.11. Consequential Damages. None of Agent, Bank, any Issuer, any Accepting Bank, any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         16.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         16.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         16.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         16.15. Confidentiality. Borrower is a publicly traded company. Agent, each Lender and each Transferee shall hold all non-public information, including, without limitation, all Financial Reports delivered in connection with Section 9.9, obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, so long as such prospective Transferees and Purchasing Lenders agree in writing to be bound by the terms of this Section 16.15, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the Borrowing Agent of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

         16.16. Foreign Subsidiaries. Any references to the laws of the United States of America applicable to Subsidiaries shall, in respect of all Foreign Subsidiaries, refer to applicable corresponding laws of the relevant jurisdiction or country of such Foreign Subsidiary's organization.

         Each of the parties has signed this Agreement as of the day and year first above written.

ATTEST:                             HLM DESIGN, INC., as Borrower  and Borrowing
                                    Agent



                                    By: /s/ Joseph M. Harris
                                       ------------------------
/s/ Vernon B. Brannon               Name: Joseph M. Harris
--------------------------          Title: President
Name: Vernon B. Brannon
Title: Assistant Secretary



ATTEST:                             JPJ ARCHITECTS, INC., as Affiliate Guarantor


                                    By: /s/ Joseph M. Harris
/s/ Vernon B. Brannon                   ------------------------
--------------------------          Name: Joseph M. Harris
Name: Vernon B. Brannon             Title:  President
Title: Secretary



ATTEST:                             HLM DESIGN USA, INC., as Affiliate Guarantor


                                    By: /s/ Joseph M. Harris
/s/ Vernon B. Brannon                   ------------------------
--------------------------          Name: Joseph M. Harris
Name: Vernon B. Brannon             Title: President
Title: Secretary



ATTEST:                             HLM DESIGN ARCHITECTURE
                                     ENGINEERING AND PLANNING, P.C., as
                                     Affiliate Guarantor


                                    By: /s/ Joseph M. Harris
/s/ Vernon B. Brannon                   ------------------------
--------------------------          Name: Joseph M. Harris
Name: Vernon B. Brannon             Title: President
Title: Secretary

ATTEST:                             HLM DESIGN OF NORTHAMERICA, INC., as
                                     Affiliate Guarantor


                                    By: /s/ Joseph M. Harris
/s/ Vernon B. Brannon                   ------------------------
--------------------------          Name: Joseph M. Harris
Name: Vernon B. Brannon             Title: President
Title: Secretary



                                    IBJ WHITEHALL BUSINESS CREDIT
                                     CORPORATION, as Lender and as Agent



                                    By: /s/ Joseph J. Zautra
                                        --------------------------
                                    Name:   Joseph J. Zautra
                                          ------------------------
                                    Title:  Vice President
                                          ------------------------

                                    One State Street
                                    New York, New York 10004

                                    Commitment Percentage:  100%

STATE OF GEORGIA  )
                  ) ss.
COUNTY OF FULTON  )

         On this 3rd day of February, 2000, before me personally came Joseph M. Harris, to me known, who, being by me duly sworn, did depose and say that he is the President of HLM Design, Inc., the corporation described in and which executed the foregoing instrument as "Borrower" and "Borrowing Agent"; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                                      /s/ Christopher F. Moore
                                                     ---------------------------
                                                     NOTARY PUBLIC


STATE OF GEORGIA  )
                  ) ss.
COUNTY OF FULTON  )

         On this 3rd day of February, 2000, before me personally came Joseph M. Harris, to me known, who, being by me duly sworn, did depose and say that he is the President of JPJ Architects, Inc., the corporation described in and which executed the foregoing instrument as an "Affiliate Guarantor"; that he knows the seal of each said corporation; that each seal affixed to said instrument is such applicable corporate seal; that it was so affixed by order of the board of directors of each said corporation, and that he signed his name thereto by like order.


                                                      /s/ Christopher F. Moore
                                                     ---------------------------
                                                     NOTARY PUBLIC

STATE OF GEORGIA  )
                  ) ss.
COUNTY OF FULTON  )

         On this 3rd day of February, 2000, before me personally came Joseph M. Harris, to me known, who, being by me duly sworn, did depose and say that he is the President of HLM Design USA, Inc., the corporation described in and which executed the foregoing instrument as an "Affiliate Guarantor"; that he knows the seal of each said corporation; that each seal affixed to said instrument is such applicable corporate seal; that it was so affixed by order of the board of directors of each said corporation, and that he signed his name thereto by like order.


                                                      /s/ Christopher F. Moore
                                                     ---------------------------
                                                     NOTARY PUBLIC



STATE OF GEORGIA  )
                  ) ss.
COUNTY OF FULTON  )

         On this 3rd day of February, 2000, before me personally came Joseph M. Harris, to me known, who, being by me duly sworn, did depose and say that he is the President of HLM Design Architecture Engineering and Planning, P.C., the corporation described in and which executed the foregoing instrument as an "Affiliate Guarantor"; that he knows the seal of each said corporation; that each seal affixed to said instrument is such applicable corporate seal; that it was so affixed by order of the board of directors of each said corporation, and that he signed his name thereto by like order.


                                                      /s/ Christopher F. Moore
                                                     ---------------------------
                                                     NOTARY PUBLIC

STATE OF GEORGIA  )
                  ) ss.
COUNTY OF FULTON  )

         On this 3rd day of February, 2000, before me personally came Joseph M. Harris, to me known, who, being by me duly sworn, did depose and say that he is the President of HLM Design of Northamerica, Inc., the corporation described in and which executed the foregoing instrument as an "Affiliate Guarantor"; that he knows the seal of each said corporation; that each seal affixed to said instrument is such applicable corporate seal; that it was so affixed by order of the board of directors of each said corporation, and that he signed his name thereto by like order.


                                                      /s/ Christopher F. Moore
                                                     ---------------------------
                                                     NOTARY PUBLIC



STATE OF GEORGIA  )
                  ) ss.
COUNTY OF FULTON  )

On this 3rd day of February, 2000, before me personally came Joseph J. Zautra, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of IBJ Whitehall Business Credit Corporation, the corporation described in and which executed the foregoing instrument as "Lender" and "Agent" and that he signed his name thereto by on behalf of said corporation.


                                                      /s/ Christopher F. Moore
                                                     ---------------------------
                                                     NOTARY PUBLIC

                         LIST OF EXHIBITS AND SCHEDULES


EXHIBITS

Exhibit 1.2(a)     Certificate Regarding Approved Acquisition
Exhibit 1.2(b)     Assignment of Acquisition Rights
Exhibit 2.1(a)     Revolving Credit Note
Exhibit 2.4        Term Note
Exhibit 2.5(b)     Capital Expenditure Note
Exhibit 2.10       Letter of Credit Security Agreement
Exhibit 2.11       Letter of Credit Authority Agreement
Exhibit 2.15(b)    Excess Cash Flow Certificate
Exhibit 5.5(a)     Financial Projections
Exhibit 5.25       Subordination Agreement
Exhibit 6.16       Indemnification Agreement
Exhibit 7.11       Joinder Agreement
Exhibit 9.3        Certificate Regarding Environmental Reports
Exhibit 9.7        Compliance Certificate
Exhibit 9.10       Borrowing Base Certificate
Exhibit 14.5       Advances and Reports Authority Agreement
Exhibit 16.3       Commitment Transfer Supplement
Exhibit 16.3(A)    Tax Withholding Certificate
Exhibit 16.3(B)    Tax Withholding Certificate

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

SCHEDULES

Schedule 1.2       Permitted Encumbrances
Schedule 4.5       Equipment and Inventory Locations
Schedule 4.15(c)   Location of Executive Offices
Schedule 4.15(d)   Lock-Box Accounts and Concentration Accounts
Schedule 4.19      Real Property
Schedule 5.2(a)    States of Qualification and Good Standing
Schedule 5.2(b)    Subsidiaries
Schedule 5.2(c)    Managed Firms
Schedule 5.4       Federal Tax Identification Number
Schedule 5.6       Prior Names
Schedule 5.7       Environmental
Schedule 5.8(b)    Litigation
Schedule 5.8(d)    Plans
Schedule 5.9       Intellectual Property
Schedule 5.10      Licenses and Permits
Schedule 5.14      Labor Disputes
Schedule 5.24      Shareholder Agreements and Management and Services Agreements
Schedule 5.25      Seller Notes
Schedule 7.3       Guarantees
Schedule 7.7       Indebtedness
Schedule 7.9       Transactions with Affiliates
Schedule 7.11      Joint Ventures


                                      103